SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. _)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

BRANDYWINE REALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Shares of Beneficial Interest

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Brandywine Realty Trust

(4)	Date Filed:

April 4, 2007

BRANDYWINE REALTY TRUST

555 East Lancaster Avenue

Radnor, PA 19087

(610) 325-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 9, 2007

Dear Shareholder:

We invite you to attend our annual meeting of shareholders on Wednesday, May 9, 2007 at 10:00 a.m., local time, at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. At the meeting we will ask you to:

•	elect our Board of Trustees;

•	ratify the appointment of our independent registered public accounting firm for calendar year 2007;

•	approve the amendment and restatement of our 1997 Long-Term Incentive Plan; and

•	approve the 2007 Non-Qualified Employee Share Purchase Plan.

We will also transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting. The attached Proxy Statement provides information that you should consider when you vote your shares.

Only holders of record of our common shares at the close of business on March 23, 2007 are entitled to vote at the 2007 annual meeting or at any adjournment or postponement of the meeting.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please vote your shares. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope provided. You may also vote your shares by telephone or through the internet by following the instructions set forth on the proxy card. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the internet.

I look forward to seeing you at the meeting.

Sincerely,

Brad A. Molotsky, Senior Vice President, General Counsel and Secretary

April 4, 2007

BRANDYWINE REALTY TRUST

555 East Lancaster Avenue

Radnor, PA 19087

(610) 325-5600

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be held on May 9, 2007

The Board of Trustees of Brandywine Realty Trust is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 9, 2007 at 10:00 a.m., local time, and at any adjournment or postponement of the Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about April 4, 2007.

At the Meeting, we will ask the holders of record of our common shares of beneficial interest, par value $.01 per share, as of the close of business on March 23, 2007 to vote on the proposals listed below and on any other matter that properly comes before the Meeting or any adjournment or postponement of the Meeting:

1. The election of 10 Trustees to serve as members of our Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualified;

2. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2007;

3. An amendment and restatement of our Amended and Restated 1997 Long-Term Incentive Plan; and

4. Approval of the 2007 Non-Qualified Employee Share Purchase Plan.

Our Board of Trustees knows of no other business that will be presented for consideration at the Meeting. If any other matter should be properly presented at the Meeting or any adjournment or postponement of the Meeting for action by the shareholders, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

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PROPOSAL 3: APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, TO PROVIDE FOR THE MERGER OF THE PRENTISS PROPERTIES TRUST 2005 SHARE INCENTIVE PLAN WITH AND INTO THE BRANDYWINE REALTY TRUST AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN	44

Summary of the Brandywine Realty Trust 1997 Long-Term Incentive Plan, as Amended and Restated	45

PROPOSAL 4: ADOPTION AND APPROVAL OF 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN	50

Summary of the 2007 Non-Qualified Employee Share Purchase Plan	50

OTHER INFORMATION	52

Section 16(a) Beneficial Ownership Reporting Compliance	52
Other Business	52
Expenses of Solicitation	52
Shareholder Proposals for the 2008 Annual Meeting of Shareholders	52

APPENDIX A AUDIT COMMITTEE CHARTER	A-1

APPENDIX B BRANDYWINE REALTY TRUST AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN	B-1

APPENDIX C 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN	C-1

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INFORMATION ABOUT THE MEETING AND VOTING

What am I Voting on?

Our Board of Trustees is soliciting your vote for:

•	The election of 10 Trustees to serve as members of our Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualified.

•	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2007.

•

An amendment and restatement of our Amended and Restated 1997 Long-Term Incentive Plan to effectively merge the Prentiss Properties Trust 2005 Share Incentive Plan, which we assumed in our acquisition of Prentiss Properties Trust in January 2006, with and into our Amended and Restated 1997 Long-Term Incentive Plan.

•	Approval of the 2007 Non-Qualified Employee Share Purchase Plan.

If any other matter should be properly presented at the Meeting or any adjournment or postponement of the Meeting for action by the shareholders, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

Who is Entitled to Vote?

Holders of common shares of record as of the close of business on March 23, 2007 are entitled to notice of and to vote at the Meeting. Common shares can be voted only if the shareholder is present in person or is represented by proxy at the Meeting. As of the record date, 87,302,191 common shares were issued and outstanding.

How Do I Vote?

You may have your common shares voted at the Meeting by submitting your proxy by any of the following methods:

•

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR the election of all Trustee nominees; (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007; (3) FOR the amendment and restatement of our Amended and Restated 1997 Long-Term Incentive Plan; and (4) FOR the 2007 Non-Qualified Employee Share Purchase Plan. If any other matter should be properly presented at the Meeting or any adjournment or postponement of the Meeting for action by the shareholders, the representatives holding proxies will vote the proxy in accordance with their best judgment on such matter.

•

Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•

Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

You may also attend the Meeting and vote your common shares in person. If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

How You May Revoke or Change Your Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•

Sending a written notice, including by telegram or telecopy, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Meeting to:

Brandywine Realty Trust

555 East Lancaster Avenue

Radnor, Pennsylvania 19087

Attention: Brad A. Molotsky, Secretary

•

Attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

What Constitutes a Quorum?

A quorum of common shareholders is required to hold a valid meeting of shareholders. The holders of a majority of the outstanding common shares entitled to vote at the Meeting must be present in person or by proxy to constitute a quorum for the transaction of business at the Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. Unless a quorum is present at the Meeting, no action may be taken at the Meeting except the adjournment thereof to a later time. Abstentions and “broker non-votes” are counted for purposes of determining a quorum. A “broker non-vote” occurs when a bank or broker holding shares for a beneficial shareholder does not vote on a particular proposal because the bank or broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial shareholder.

What Vote is Required to Approve Each Proposal?

Voting Rights Generally. Each Common Share is entitled to one vote on each matter to be voted on at the Meeting. Shareholders have no cumulative voting rights.

Election of Trustees. Trustees are elected by a plurality of the votes cast at the Meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Shares represented by proxies marked “For” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Shares represented by proxies marked “Abstain” or withholding any authority to vote will not be counted in favor of any nominee. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007 requires the affirmative vote of a majority of all votes cast. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE RATIFICATION.

Amendment and Restatement of Amended and Restated 1997 Long Term Incentive Plan. Approval of the amendment and restatement of our Amended and Restated 1997 Long-Term Incentive Plan, as more fully described below in Proposal 3, requires the affirmative vote of a majority of all votes cast, provided that the total votes cast on the amendment and restatement must represent over fifty percent of all common shares entitled to vote on the proposal. For purposes of the NYSE requirement that the total votes cast represent over fifty percent of all common shares entitled to vote on the proposal, abstentions will be counted as votes cast and therefore as shares present and entitled to vote at the meeting, but broker non-votes will not. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE AMENDMENT AND RESTATEMENT.

Approval of 2007 Non-Qualified Employee Share Purchase Plan. Approval of the 2007 Non-Qualified Employee Share Purchase Plan requires the affirmative vote of a majority of all votes cast, provided that the total votes cast on the 2007 Non-Qualified Employee Share Purchase Plan must represent over fifty percent of all common shares entitled to vote on the proposal. For purposes of the NYSE requirement that the total votes cast represent over fifty percent of all common shares entitled to vote on the proposal, abstentions will be counted as votes cast and therefore as shares present and entitled to vote at the meeting, but broker non-votes will not. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN.

What are the Board’s Recommendations?

The Board recommends that you vote FOR each of Proposal 1 (Election of Trustees), Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), Proposal 3 (Amendment and Restatement of the Amended and Restated 1997 Long-Term Incentive Plan) and Proposal 4 (2007 Non-Qualified Employee Share Purchase Plan).

What if Other Items Come Up at the Meeting and I am Not There to Vote?

We are not presently aware of any matters to be presented at the Meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of which are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the Meeting or any adjournment or postponement of the Meeting.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or are in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare Shareholder Services, Inc., at P.O. Box 2500, Jersey City, New Jersey 07303-2598, phone (800) 317-4445. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a shareholder.

How Do I Submit a Shareholder Proposal for Next Year’s Annual Meeting?

Shareholder proposals may be submitted for inclusion in our 2008 annual meeting proxy statement after the 2007 annual meeting, but must be received no later than December 2, 2007. Proposals should be sent via registered, certified, or express mail to: Brad A. Molotsky, Senior Vice President, General Counsel and Secretary, 555 East Lancaster Avenue, Radnor, Pennsylvania 19087. See also “OTHER INFORMATION—Shareholder Proposals for the 2008 Annual Meeting of Shareholders” later in this proxy statement.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have enclosed our Annual Report with this proxy statement. The Annual Report includes our audited financial statements, along with other financial information about us.

You can obtain, free of charge, a copy of our Form 10-K, which also includes the audited financial statements of Brandywine Operating Partnership, L.P., our operating partnership subsidiary, by:

•	accessing our Internet site at www.brandywinerealty.com and clicking on the “Investor Relations” link;

•	writing to our Secretary, Brad A. Molotsky, at 555 East Lancaster Avenue, Radnor, Pennsylvania 19087; or

•	telephoning us at: (610) 325-5600.

You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

PROPOSAL 1: ELECTION OF TRUSTEES

Our business and affairs are managed under the direction of our Board of Trustees. Our Board has responsibility for establishing broad corporate policies and for our overall performance. Our Board currently consists of 10 Trustees (identified below), and these Trustees have been nominated for election to new terms.

The Trustees have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve on our Board, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or the Board may reduce the number of Trustees.

Each individual elected as a Trustee at the Meeting will serve until the next annual meeting of shareholders and until his successor is elected and qualified.

The Board of Trustees unanimously recommends that shareholders vote FOR the election of each of the nominees as Trustees.

Trustees

The following table identifies the Trustees nominated for election at the Meeting.

Name	Age	Position
Walter D’Alessio	73	Non-Executive Chairman of the Board and Trustee
Anthony A. Nichols, Sr.	67	Chairman Emeritus and Trustee
Gerard H. Sweeney	50	President, Chief Executive Officer and Trustee
D. Pike Aloian	52	Trustee
Thomas F. August	58	Trustee
Donald E. Axinn	77	Trustee
Wyche Fowler	66	Trustee
Michael J. Joyce	65	Trustee
Charles P. Pizzi	56	Trustee
Michael V. Prentiss	63	Trustee

The following are biographical summaries of the Trustees nominated for election at the Meeting.

Walter D’Alessio, Chairman of the Board and Trustee. Mr. D’Alessio was first elected a Trustee on August 22, 1996 and was appointed our non-executive Chairman of the Board on March 25, 2004. Since October 2003, Mr. D’Alessio has served as Vice Chairman of NorthMarq Capital, a real estate investment banking firm headquartered in Minneapolis and with offices in Philadelphia, Pennsylvania. From 1982 until September 2003, he served as Chairman and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania. Previously, Mr. D’Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves as a director of Exelon, Independence Blue Cross, Pennsylvania Real Estate Investment Trust, Point Five Technologies, Inc. and the Greater Philadelphia Chamber of Commerce.

Anthony A. Nichols, Sr., Chairman Emeritus and Trustee. Mr. Nichols was elected Chairman of our Board on August 22, 1996. On March 25, 2004, Mr. Nichols became Chairman Emeritus of our Board. Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer from 1982 through August 22, 1996. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now

GMAC Mortgage Corporation) and President of Colonial Advisors (the advisor to P.N.B. Mortgage and Realty Trust). Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts (“NAREIT”) and former member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association and the Executive Committee of the Greater Philadelphia Chamber of Commerce. He is Vice Chairman and Trustee of Saint Joseph’s University and Chairman of the Development Committee. He is also a board member of Fox Chase Bank. He is Chairman of the Advisory Board for the Marine Corps Scarlet and Gold Committee. His memberships include the National Association of Industrial and Office Parks (“NAIOP”) and the Urban Land Institute (“ULI”). We have agreed with Mr. Nichols to use our reasonable efforts to nominate him as a Trustee for election at our annual meeting of shareholders for each of 2006 and 2007.

Gerard H. Sweeney, President, Chief Executive Officer and Trustee. Mr. Sweeney has served as our President and Chief Executive Officer since August 8, 1994 and as our President since November 9, 1988. He was first elected a Trustee on February 9, 1994. Mr. Sweeney has overseen our growth from four properties and a total market capitalization of less than $10 million to over 300 properties and a total market capitalization of $6 billion as of March 1, 2007. Prior to August 1994, in addition to serving as our President, Mr. Sweeney served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the development, marketing, management, construction and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney is a member of the Board of Governors of NAREIT, the Real Estate Roundtable and ULI. Mr. Sweeney is Chairman of the Board of the Schuylkill River Development Corporation, Vice Chairman of the Board of WHYY and a member of the Board of the Pennsylvania Academy of the Fine Arts and Thomas Jefferson University.

D. Pike Aloian, Trustee. Mr. Aloian was first elected a Trustee on April 19, 1999. Mr. Aloian is a Managing Director of Rothschild Realty Inc., a real estate investment management firm based in New York that specializes in providing growth capital to public and private real estate companies. At Rothschild, Mr. Aloian is responsible for originating investment opportunities, for negotiating and structuring transactions and for monitoring the investments over their respective lives. Mr. Aloian is a director of EastGroup Properties, Merritt Properties, Advance Realty Group, Denholtz Holdings, LLC and Victory Real Estate Investments, LLC. He is an adjunct professor of the Columbia University Graduate School of Business. Mr. Aloian graduated from Harvard College in 1976 and received an MBA from Columbia University in 1980. Mr. Aloian was initially elected to our Board in April 1999 in connection with our issuance to Five Arrows Realty Securities III L.L.C. (“Five Arrows”) of a series of preferred shares of beneficial interest and warrants exercisable for common shares.

Thomas F. August, Trustee. Mr. August was first elected a Trustee effective January 5, 2006. Immediately prior to this date, Mr. August served as President, Chief Executive Officer and a Trustee of Prentiss Properties Trust (“Prentiss”). Mr. August served in such capacities since October of 1999 when he became Chief Executive Officer of Prentiss. Prior to that time he was President and Chief Operating Officer of Prentiss since Prentiss’ initial public offering in October 1996. From 1992 to 1996, Mr. August served as President and Chief Operating Officer of a Prentiss affiliate, Prentiss Properties Limited, Inc. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of Prentiss’ predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the Midwest. Mr. August holds a Bachelor of Arts degree from Brandeis University and an MBA degree from Boston University. Mr. August serves on the Board of Directors of DCT Industrial Trust Inc. In our merger agreement with Prentiss, we agreed to use our best efforts to nominate Mr. August as a Trustee for election at our annual meeting of shareholders for each of 2006 and 2007.

Donald Everett Axinn, Trustee. Mr. Axinn was first elected a Trustee on October 6, 1998. Mr. Axinn is the founder and chairman of the Donald E. Axinn Companies, an investment firm and developer of office and industrial parks throughout the New York metropolitan area. He has published two novels and nine books of poetry, and has produced a film, SPIN, from his novel of the same name. He currently serves on the Board of Trustees of Cold Spring Harbor Laboratory, and is a member of the Advisory Council for Woodrow Wilson International Center for Scholars at the Smithsonian Institution. He has served on the board of The American Academy of Poets, the advisory board for Poet Laureate Robert Pinsky, and was recently Chairman of The Nature Conservancy, Long Island Chapter. A graduate of Middlebury College and holder of a master’s degree in Humanities, he has also been awarded five honorary doctorates. Mr. Axinn has also served as an associate dean of Arts and Sciences at Hofstra University. In 1983, he co-founded the Interfaith Nutrition Network, which provides shelters and kitchens for the homeless and hungry on Long Island.

Wyche Fowler, Trustee. Mr. Fowler was first elected a Trustee on September 1, 2004. Mr. Fowler served as a member of the U.S. House of Representatives (1977-1986) and U.S. Senate (1987-1992) and as ambassador to Saudi Arabia (1996-2001). Mr. Fowler received an A.B. degree in English from North Carolina’s Davidson College in 1962 and a J.D. from Emory University in 1969. Mr. Fowler serves on a number of corporate and academic boards, including the Philadelphia Stock Exchange, Global Green, Shubert Theatres, NY and Davidson College, and Mr. Fowler is board chair of the Middle East Institute, a nonprofit research foundation in Washington, D.C.

Michael J. Joyce, Trustee. Mr. Joyce was first elected a Trustee on June 1, 2004. From 1995 until his retirement from Deloitte in May 2004, Mr. Joyce served as Managing Partner for New England of Deloitte, an international accounting firm. Prior to that, he was, for ten years, Managing Partner for Philadelphia of Deloitte. Mr. Joyce serves as Chairman of the Board of A.C. Moore Arts and Crafts, Inc. and as a director of Allegheny Technologies Inc. and also serves on the Board of Overseers of the Boston Symphony Orchestra.

Charles P. Pizzi, Trustee. Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi is the President and Chief Executive Officer of Tasty Baking Company, a position he assumed on October 7, 2002. Mr. Pizzi served as President and Chief Executive officer of the Greater Philadelphia Chamber of Commerce from 1989 until October 4, 2002. Mr. Pizzi is a director of Tasty Baking Company and serves on a variety of civic, educational, charitable and other boards, including the boards of Drexel University, Philadelphia Stock Exchange, Federal Reserve Bank of Philadelphia and Independence Blue Cross.

Michael V. Prentiss, Trustee. Mr. Prentiss was first elected a Trustee effective January 5, 2006. Immediately prior to this date, Mr. Prentiss served as Chairman of the Board of Prentiss. Prior to October of 1999, Mr. Prentiss was the Chief Executive Officer of Prentiss and served in such capacity since Prentiss’ initial public offering in October 1996. Mr. Prentiss, who founded Prentiss, has over 28 years experience in real estate development, acquisitions and investment management. From 1987 to 1992, he served as President and Chief Executive Officer of Prentiss’ predecessor company, and from 1992 to 1999, he served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban Development, Inc., Executive Vice President and member of the Board of Directors of The Cadillac Fairview Corporation Limited, and a member of Cadillac Fairview’s Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a Bachelor of Arts degree in Business Administration from Washington State University. In our merger agreement with Prentiss, we agreed to use our best efforts to nominate Mr. Prentiss as a Trustee for election at our annual meeting of shareholders for each of 2006 and 2007.

Committees of the Board of Trustees

Our Board of Trustees has standing Audit, Corporate Governance, Compensation and Executive Committees.

The table below provides 2006 membership and meeting information for each of the Board Committees.

Name	Audit	Corporate Governance	Compensation	Executive
Walter D’Alessio		X	X	X
Anthony A. Nichols, Sr.				X
Gerard H. Sweeney				X
D. Pike Aloian	X	X
Thomas F. August
Donald E. Axinn		X(1)		X(1)
Wyche Fowler		X
Michael J. Joyce	X		X
Charles P. Pizzi	X		X
Michael V. Prentiss
2006 Meetings	13	3	10	—

(1)	The Board appointed Mr. Axinn to the Corporate Governance Committee on October 16, 2006 and to the Executive Committee on December 19, 2006.

Audit Committee. Our Audit Committee assists our Board in overseeing: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independence and qualifications of our independent registered public accounting firm; and (iv) the performance of our internal audit function and independent registered public accounting firm. Our Board adopted the Audit Committee’s charter in December 1999 and approved amendments to the charter most recently in 2004. We attach a copy of the Audit Committee charter, as amended, to this Proxy Statement as Appendix A. The charter is also available on our website (www.brandywinerealty.com). Our Code of Business Conduct and Ethics includes information regarding procedures established by our Audit Committee for the submission of complaints about our accounting or auditing matters. The Code of Business Conduct and Ethics is available on our website (www.brandywinerealty.com). The Audit Committee met 13 times in 2006. In addition, the Audit Committee met two times in 2007 with PricewaterhouseCoopers LLP, our independent registered public accounting firm, to discuss the 2006 audit and our internal control over financial reporting.

Our Audit Committee currently consists of Messrs. Aloian (Chair), Joyce and Pizzi, each of whom is independent within the meaning of the Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and our Corporate Governance Principles. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. Each of Messrs. Aloian and Joyce is qualified as an “audit committee financial expert” within the meaning of SEC regulations. Our Board reached its conclusion as to the qualifications of each of Messrs. Aloian and Joyce based on his education and experience in analyzing financial statements of a variety of companies. In addition to serving on our Audit Committee, Mr. Joyce currently serves on the audit committees of two other public companies (A.C. Moore Arts and Crafts, Inc. and Allegheny Technologies Inc.). Mr. Joyce also served on the audit committee of Heritage Property Investment Trust, Inc. prior to the 2006 acquisition of this company by a third party. Consistent with New York Stock Exchange listing standards, our Board had determined that his concurrent service on these committees does not impair his ability to serve effectively on our Audit Committee.

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal controls over financial reporting and auditing matters, we established a hotline for the anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or auditing matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our current hotline number is (877) 888-0002.

Corporate Governance Committee. Our Corporate Governance Committee is responsible for: (i) identifying individuals qualified to become Board members and recommending to our Board the nominees for election to the Board; (ii) recommending to our Board any changes in our Corporate Governance Principles; (iii) leading our Board in its annual review of Board performance, and making recommendations to the Board regarding Board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iv) recommending to our Board Trustee nominees for each Board committee; (v) reviewing our efforts to promote diversity among Trustees, officers, employees and contractors; (vi) arranging for an orientation for all Trustees; and (vii) assessing succession planning, including assisting the Board in identifying and evaluating potential successors to the President and Chief Executive Officer. The charter of the Corporate Governance Committee is available on our website (www.brandywinerealty.com). The Corporate Governance Committee met three times in 2006.

Our Corporate Governance Committee currently consists of Messrs. Fowler (Chair), Aloian, Axinn and D’Alessio. Each member of the Corporate Governance Committee is independent within the meaning of the listing standards of the New York Stock Exchange and our Corporate Governance Principles.

Compensation Committee. Our Compensation Committee is authorized to determine compensation for our senior executives. Our Compensation Committee has a charter, which is available on our website (www.brandywinerealty.com). Our Compensation Committee met 10 times in 2006.

Our Compensation Committee currently consists of Messrs. Pizzi (Chair), D’Alessio and Joyce. Each member of our Compensation Committee is independent within the meaning of the listing standards of the New York Stock Exchange and our Corporate Governance Principles.

Under its charter, our Compensation Committee:

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approves our goals and objectives relating to our President and Chief Executive Officer’s compensation, evaluates our President and Chief Executive Officer’s performance in light of such goals and objectives, and sets our President and Chief Executive Officer’s compensation level based on this evaluation;

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approves the salaries and bonuses of our other executive officers either (i) with the title Executive Vice President, (ii) with the title Senior Vice President or Vice President, in either case who hold a position as either Managing Director, Chief Financial Officer, General Counsel or Chief Administrative Officer or (iii) who report directly to our President and Chief Executive Officer, taking into account the recommendation of our President and Chief Executive Officer and such other information as the Committee believes appropriate;

•	administers our equity incentive compensation plans, including restricted shares and other equity-based awards under these plans;

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exercises sole authority to retain, and terminate, any third party consultants to assist in the evaluation of Trustee, chief executive officer or senior executive compensation and exercises sole authority to approve such consultant’s fees and other retention terms; and

•	assesses the appropriate structure and amount of compensation for the Trustees.

The Committee does not delegate its authority to approve the compensation of our senior executives and Trustees and the Compensation Committee has sole authority to retain third party consultants to assist in the evaluation of Trustee and senior executive compensation. During 2006, 2005 and 2004, our Compensation Committee engaged SMG Advisory Group LLC for assistance in benchmarking executive compensation and advice on compensation for executives and Trustees. In overseeing SMG, our Compensation Committee instructed them to recommend a fair, reasonable and balanced executive compensation program that motivates and rewards executive management for performance while closely aligning the interests of executive management with those of our shareholders. See “Executives and Executive Compensation—Compensation Committee Processes and Procedures.”

Executive Committee. Our Executive Committee has been delegated all powers of our Board except the power to: (i) declare dividends on shares of beneficial interest; (ii) issue shares of beneficial interest (other than as permitted by the Bylaws); (iii) recommend to shareholders any action that requires shareholder approval; (iv) amend our Bylaws; and (v) approve any merger or share exchange which does not require shareholder approval. Our Executive Committee did not meet in 2006 or 2005.

Our Executive Committee currently consists of Messrs. D’Alessio, Axinn, Nichols and Sweeney.

Meetings of Trustees and Annual Meeting of Shareholders

Our Board of Trustees held 10 meetings in 2006. In 2006, each incumbent Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees on which he served. In addition, our Board holds informational sessions with our President and Chief Executive Officer. During 2006, the Board held three informational sessions. Our non-management Trustees also hold meetings without management. During 2006 our non-management Trustees held four such meetings.

It is our policy that all Trustees attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All of the Trustees attended our annual meeting of shareholders on May 2, 2006.

Trustee Independence; Independence Determination

No Trustee qualifies as independent unless our Board affirmatively determines that the Trustee has no material relationship with us, directly or as a partner, share owner or officer of an organization that has a relationship with us.

Our Board has adopted standards that are set forth in our Corporate Governance Principles. These standards meet the listing standards of the New York Stock Exchange and assist our Board in its evaluation of each Trustee’s independence. Consistent with New York Stock Exchange listing standards, these standards provide that a Trustee who has any of the following relationships or arrangements will not qualify as independent:

•	The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

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The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us (excluding compensation in the form of Board fees and Board committee fees, whether paid in cash or shares).

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(A) The Trustee or an immediate family member is a current partner of a firm that is our internal or external auditor; (B) the Trustee is a current employee of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Trustee or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

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The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

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The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In its assessment of Trustee independence, our Board considers all commercial, charitable and other business relationships and transactions that any Trustee or member of his immediate family may have with us or with any of our affiliates, including those reported under “Transactions with Related persons” and “Consulting Agreements with Trustees” below. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Corporate Governance Committee and Compensation Committee. In addition, no member of the Audit Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of Board committees) or be an affiliate of us.

Our Board has affirmatively determined that each of Messrs. Aloian, Axinn, D’Alessio, Fowler, Joyce and Pizzi is independent under the standards of the New York Stock Exchange and those set forth in our Corporate Governance Principles and that the Audit Committee, Corporate Governance Committee and Compensation Committee are comprised exclusively of independent Trustees.

Our Board did not determine Mr. Nichols to be independent because of his status as a former executive with us and did not determine Mr. Sweeney to be independent because of his position as our President and Chief Executive Officer. In addition, our Board did not determine either Mr. Prentiss or Mr. August to be independent. In its assessment of each of Messrs. Prentiss and August, the Board considered the post-employment benefits to which each is entitled under his employment agreement with Prentiss and his consulting agreement with us. We identify the primary benefits to which they are entitled under “Consulting Agreements with Trustees” below.

Prior to August 31, 2006, we owned a fifty percent economic interest in an office property known as 101 Paragon Drive in Montvale, New Jersey and the remaining fifty percent interest in this property was owned by one of our Trustees, Mr. Axinn. In February 2006, our Board authorized the sale of this property to an unrelated third party in an arm’s-length transaction. Closing of the sale occurred on August 31, 2006. Our Board viewed the sale of this property as an attractive opportunity for us (primarily because of the sales price and the location of this property outside of our core markets). Our Board, taking into account Mr. Axinn’s pre-existing contractual interest in this property and the absence of any affiliation between either us or Mr. Axinn with the third party purchaser, concluded that the sale of this property did not adversely impact Mr. Axinn’s independence.

Corporate Governance

Governance Compliance: Our policies and practices comply with the listing requirements of the New York Stock Exchange and the requirements of the Sarbanes-Oxley Act of 2002. Our Board and Corporate Governance Committee regularly evaluate our approach to corporate governance in light of changing regulatory requirements and evolving best practices.

•	Our Board has adopted clear corporate governance policies as reflected in our Corporate Governance Principles.

•	A majority of our Trustees are independent of us and our management, and all members of the Audit Committee, Compensation Committee and Corporate Governance Committee are independent.

•	The Chairman of our Board is independent.

•	Our non-management Trustees meet regularly without the presence of management.

•	The charters of our Board committees clearly establish their respective roles and responsibilities.

•	Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our Trustees, officers and employees.

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We have a hotline available to all employees, and our Audit Committee has established procedures for the anonymous submission of any employee complaint, including those relating to accounting, internal controls or auditing matters.

•	Our Board and Board Committees undertake an annual performance self-evaluation.

Additional information on our corporate governance is provided in the following paragraphs and elsewhere in this proxy statement.

Lead Independent Trustee: Mr. D’Alessio, Chairman of the Board, is our lead independent Trustee, with responsibility to preside at executive sessions of non-management Trustees, oversee the agenda of Board meetings and be available to shareholders and other parties interested in communicating with our non-management Trustees.

Executive and Trustee Share Ownership Requirements: We maintain minimum share ownership requirements for our executives and Trustees. Officers are required to own, within five years of their election as an officer but no earlier than May 2007, common shares (or common share equivalents under our deferred compensation plan) having a market value at least equal to the following multiples of their base salary: (i) President and Chief Executive Officer: six times salary; (ii) each Executive Vice President who is a Senior Managing Director and each Executive or Senior Vice President who is any of Chief Financial Officer, Chief Investment Officer, General Counsel or Chief Administrative Officer: four times salary; and (iii) each Executive Vice President, Senior Vice President or Vice President who does not hold a position included in the foregoing clause (ii): the lesser of (x) 50% of the aggregate dollar amount of bonuses awarded in the form of Company equity awards (such as restricted shares) during the period following appointment as officer and (y) 1.5 multiplied by his or her base salary. Trustees are required to own, within four years of joining the Board but no earlier than May 3, 2008, common shares having a market value at least equal to three times their $35,000 annual base compensation except if the Trustee is restricted from personal ownership of common shares under an employment policy of the Trustee’s employer.

Succession Planning: Our Board, primarily through our Corporate Governance Committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our President and Chief Executive Officer. Our Corporate Governance Principles provide that our President and Chief Executive Officer should at all times make available to the Board, on a confidential basis, his recommendations and evaluations of potential successors.

Code of Conduct: We maintain a Code of Business Conduct and Ethics, a copy of which is available on our website (www.brandywinerealty.com), applicable to our Trustees, officers and employees. The Code of Business Conduct and Ethics reflects and reinforces our commitment to integrity in the conduct of our business. Any waiver of the Code for executive officers or Trustees may only be made by the Board or by the Audit Committee (which is composed solely of independent Trustees) and will be disclosed promptly as required by law or stock exchange regulation. In addition to the strictures on our personnel included in our Code of Business Conduct and Ethics, we notify our vendors of our commitment to the highest ethical standards and the restrictions in our Code on improper payments and gratuities to our personnel.

Availability of Committee Charters and Corporate Governance Principles: Each of the charters of the Audit, Compensation and Corporate Governance Committees, our Corporate Governance Principles and our Code of Business Conduct and Ethics is available on our website (www.brandywinerealty.com) and we will also make available in print copies of any of these documents to any shareholder, without charge, upon request.

Trustee Nominations

In making its recommendations as to nominees for election to our Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of our President and Chief Executive Officer, other Trustees, senior executives, shareholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in writing to Walter D’Alessio, Chairman of the Board c/o, Brandywine Realty Trust, 555 East Lancaster Avenue, Radnor, Pennsylvania 19087. Recommendations from shareholders should include pertinent information concerning the proposed nominee’s background and experience. Our Board’s Corporate Governance Principles set forth qualifications for Trustee nominees and include a nominee’s:

•	personal ethics, integrity and values;

•	inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy making level in business, government, education or technology;

•	willingness to devote the required amount of time to fulfill the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of years in order to develop knowledge about our operations; and

•	involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

The Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board. The Corporate Governance Committee has not adopted any criteria for evaluating a candidate for nomination to the Board that differ depending on whether the candidate is nominated by a shareholder versus by a Trustee, member of management or other third parties.

If the Corporate Governance Committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of the candidate, members of the Committee, as well as other members of the Board as appropriate, interview the candidate. After completing its evaluation, the Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the candidate as a new Trustee. Our President and Chief Executive Officer, as a Trustee, participates in the Board’s determination.

Communications with the Board

Shareholders and other parties interested in communicating directly with our lead independent Trustee (Mr. D’Alessio) or with our non-management Trustees as a group may do so by writing to Lead Independent Trustee, Brandywine Realty Trust, 555 East Lancaster Avenue, Radnor, Pennsylvania 19087. In addition, any shareholder or interested party who wishes to communicate with our Board or any specific Trustee, including non-management Trustees, may write to Board of Trustees, c/o Brandywine Realty Trust, at our headquarters’ address.

Depending on the subject matter, management will:

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forward the communication to the Trustee or Trustees to whom it is addressed. (For example, if the communication received deals with questions or complaints regarding accounting, it will be forwarded by management to the Chairman of our Audit Committee for review);

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attempt to handle the inquiry directly (for example, where the communication is a request for information about us or our operations that does not appear to require direct attention by the Board or an individual Trustee); or

•	not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

At each meeting of the Board, the Chairman of the Board will present a summary of all communications (if any) received since the last meeting of the Board that were not forwarded and will make those communications available to any Trustee upon request.

Trustee Compensation

The following table and footnotes provide information on the 2006 compensation of our Trustees (other than our President and Chief Executive Officer, who is not separately compensated for his service on the Board). In the paragraph following the table and footnotes we describe our standard compensation arrangements for service on the Board and Board committees.

Trustee Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Walter D’Alessio	$106,519	$25,567	$3,455	(3)	$135,541
Anthony A. Nichols, Sr.	$48,500	$25,567	$260,097	(4)	$334,164
D. Pike Aloian	$80,519	$25,567	$3,455	(3)	$109,541
Thomas F. August	$48,500	$8,891	$150,962	(5)	$208,353
Donald E. Axinn	$52,500	$25,567	$3,455	(3)	$81,522
Wyche Fowler	$63,000	$23,483	$3,455	(3)	$89,938
Michael J. Joyce	$69,514	$25,567	$3,236	(3)	$98,317
Charles P. Pizzi	$79,500	$25,567	$3,455	(3)	$108,522
Michael V. Prentiss	$42,505	$8,891	$671,125	(6)	$722,521

(1)	Represents the aggregate amount of all fees earned or paid in cash for services as a Trustee in 2006, including the annual retainer fee, Board and Board Committee meeting fees and Committee Chair fees, and includes any portion of the fees that a Trustee elected to defer under our Deferred Compensation Plan, which we describe below under “Nonqualified Deferred Compensation.” The following Trustees deferred a portion of their 2006 cash compensation into their deferred share accounts under our Deferred Compensation Plan:

Name	2006 Cash Deferred
Wyche Fowler	$48,500
Thomas F. August	$48,500
(2)	This column represents the dollar amount that we recognized for financial statement purposes with respect to our 2006 fiscal year for the fair value of Stock Awards, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock Awards consist of “restricted” common shares awarded annually to our Trustees (other than our President and Chief Executive Officer). On May 2, 2006, each Trustee (other than our President and Chief Executive Officer) received an award of restricted common shares with a grant date fair value of $40,000. These restricted common shares vest in three equal annual installments. Each restricted common share entitles the holder to receive cash distributions and voting rights equivalent to the distribution and voting rights on a common share that is not subject to any restrictions. A restricted common share is subject to forfeiture in the event that the Trustee terminates service on the Board prior to the applicable vesting date for reasons other than death, disability or a change of control of us. The following table shows the aggregate number of Stock Awards (consisting of unvested restricted common shares) owned by each of our Trustees (other than our President and Chief Executive Officer) as of December 31, 2006:

Name	Total Number of Unvested Restricted Common Shares
Walter D’Alessio	2,372
Anthony A. Nichols, Sr.	2,372
D. Pike Aloian	2,372
Thomas F. August	1,447
Donald E. Axinn	2,372
Wyche Fowler	2,289
Michael J. Joyce	2,372
Charles P. Pizzi	2,372
Michael V. Prentiss	1,447
(3)	Represents the aggregate dollar amount of dividends paid in 2006 on unvested restricted common shares.
(4)	Represents (i) $207,500 on account of consulting services provided by Mr. Nichols under his consulting agreement with us; (ii) $35,000 in payments that we made to or for the benefit of Mr. Nichols under his consulting agreement for tax advice, financial planning and community participation; (iii) $3,455 in dividends paid in 2006 on unvested restricted common shares; and (iv) $14,142 in health and life insurance premiums. We have summarized below under “Consulting Agreements with Trustees” our consulting agreement with Mr. Nichols. The amounts shown above do not include $200,712 that was distributed to Mr. Nichols in 2006 from his account under our Deferred Compensation Plan.
(5)	Represents (i) $100,778 on account of office space (including rents and tenant improvements) that we provide to Mr. August under his consulting agreement with us; (ii) $24,690 on account of secretarial services that we provide to Mr. August under his consulting agreement with us; (iii) $7,250 on account of consulting services provided by Mr. August under his consulting agreement with us; (iv) $1,273 in dividends paid in 2006 on unvested restricted common shares; and (v) $16,971 in health and life insurance premiums. We have summarized below under “Consulting Agreements with Trustees” our consulting agreement with Mr. August.
(6)	Represents (i) $480,679 for the cost for use of a private aircraft that we provide to Mr. Prentiss as a continuing benefit under his employment agreement with Prentiss Properties Trust that we assumed in our acquisition of Prentiss Properties Trust; (ii) $107,663 on account of office space (including rents and tenant improvements) that we provide to Mr. Prentiss under his consulting agreement with us; (iii) $64,453 on account of secretarial services that we provide to Mr. Prentiss under his consulting agreement with us; (iv) $1,273 in dividends paid in 2006 on unvested restricted common shares; (v) $1,000 on account of consulting services provided by Mr. Prentiss under his consulting agreement with us; and (vi) $16,057 in health and life insurance premiums. We have summarized below under “Consulting Agreements with Trustees” our consulting agreement with Mr. Prentiss.

In 2006, our Trustees (other than our President and Chief Executive Officer) received the following compensation for their service as Trustees:

•	$35,000 annual fee payable in cash or common shares, at each Trustee’s election;

•	$40,000 annually in “restricted” common shares that vest in three equal annual installments (valued at the closing price of the common shares on the date of our annual meeting of shareholders);

•	$1,500 for participation in each meeting and informational session of the Board;

•	$1,000 for participation by a member of a Board committee in each meeting of the committee;

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$45,000 annual fee for the Chair of the Board; $15,000 annual fee for the Chair of the Audit Committee; $10,000 annual fee for the Chair of the Compensation Committee; and $10,000 annual fee for the Chair of the Corporate Governance Committee.

Our Trustees are also reimbursed for expenses of attending Board and Board committee meetings. In addition, our Corporate Governance Principles encourage our Trustees to attend continuing education programs for directors and provide for reimbursement of the reasonable costs of attending such programs. Trustees may elect to defer the receipt of all or a portion of their $35,000 annual fee and $1,500 per Board meeting fee into our Deferred Compensation Plan.

Consulting Agreements with Trustees

Mr. Nichols. On January 5, 2006, we entered into an agreement with Mr. Nichols that amended the agreement that we entered into with him in March 2004. This amendment provides for Mr. Nichols’: (i) assistance in our integration activities with respect to the Prentiss organization, as and to the extent requested by our President and Chief Executive Officer or our Board and (ii) consultation and advice for special research projects, business development initiatives and strategic planning, as and to the extent requested by our President and Chief Executive Officer or our Board. We agreed to compensate Mr. Nichols for his services at the rate of $500 per hour. For 2006 we paid Mr. Nichols $207,500 for such services. The amendment does not reduce the benefits to which Mr. Nichols is entitled under our March 2004 agreement with him and extends the term of his engagement with us from December 31, 2006 until December 31, 2007. The benefits to which Mr. Nichols is entitled primarily consist of: (i) our agreement to use commercially reasonable efforts to cause him to be nominated for election to the Board at each annual meeting of shareholders held prior to December 31, 2007; (ii) our agreement to pay him compensation for service on the Board in the same amount that we pay a non-employee Trustee for service on the Board; (iii) our agreement to pay him $15,000 per year for financial planning services and $20,000 per year for community participation services, in each case through December 31, 2007; and (iv) our agreement to provide him with health care and life insurance benefits through December 31, 2010.

Mr. Prentiss. On January 5, 2006, we entered into a consulting agreement with Mr. Prentiss. The agreement: (i) has a three-year term; (ii) provides for Mr. Prentiss’ consulting services to us for $1,000 per year; (iii) restricts for one year (up to two years for certain activities) the types of activities that Mr. Prentiss may engage in; (iv) provides for not less than 3,300 square feet of office space for Mr. Prentiss; and (v) provides for secretarial support for Mr. Prentiss. Mr. Prentiss will continue to be entitled to benefits under the employment agreement that he entered into with Prentiss Properties Trust prior to our merger with Prentiss. These benefits include Mr. Prentiss’ continued entitlement to health, vision, dental, prescription drug and disability insurance coverages at our expense for three years from the merger. These benefits also include the right of Mr. Prentiss to up to 100 hours per year of flight time on a Challenger 300 aircraft during the three-year period and the right to purchase the aircraft at the end of this period for $100,000. In addition, if any payments made to Mr. Prentiss in connection with the merger would result in an excise tax imposed by either Section 4999 or Section 409A of the Internal Revenue Code, he would be entitled to receive from us a tax reimbursement payment that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to such amount.

Mr. August. On January 5, 2006, we entered into a consulting agreement with Mr. August. The agreement: (i) has a three-year term; (ii) provides for Mr. August’s consulting services to us for $1,000 per year plus $500 per hour of consulting services provided; (iii) restricts for one year (up to two years for certain activities) the types of activities that Mr. August may engage in; (iv) provides for not less than 2,500 square feet of office space for Mr. August; and (v) provides for secretarial support for Mr. August. Mr. August will continue to be entitled to benefits under the employment agreement that he entered into with Prentiss Properties Trust prior to our merger with Prentiss. These benefits include Mr. August’s continued entitlement to health, vision, dental, prescription drug and disability insurance coverages at our expense for three years from the merger. In addition, if any payments made to Mr. August in connection with the merger would result in an excise tax imposed by either Section 4999 or Section 409A of the Internal Revenue Code, he would be entitled to receive from us a tax reimbursement payment that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to such amount.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board is currently comprised of Charles P. Pizzi (Chair), Walter D’Alessio and Michael J. Joyce, none of whom is or has been an officer or employee of the Company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has an executive officer serving as a member of our Board.

Transactions with Related Persons

Employee Share Purchase Loans. In 1998 and 2001, our Board authorized us to make loans totaling $7.0 million solely to enable our employees to purchase common shares. The loans matured on or before October 15, 2006 and no loans have been outstanding after October 15, 2006. During 2006, the largest outstanding principal amounts of loans under the program to our executive officers were $300,003 (Mr. Sweeney) and $9,991 (Mr. Redd). The loans were full recourse and were secured by the common shares purchased with the loan proceeds. Interest accrued on the loans at the lower of the interest rate borne on borrowings under our revolving credit facility or a rate based on the dividend payments on our common shares and was payable quarterly. For the quarter ended September 30, 2006, this rate was 5.4% per annum.

Loans We Acquired through Prentiss Merger. Through our acquisition of Prentiss we acquired three loans made by Prentiss to two of its executives who are now our executives. Prentiss loaned Christopher M. Hipps $127,667 on June 1, 2002 and loaned Daniel K. Cushing $74,583 on January 1, 2002. Prentiss made these loans to assist these executives with moving expenses when they relocated to assume new management positions. The loans contain forgiveness provisions with the purpose of securing the continued and future employment services of these executives. One-fifth of the unpaid principal amount of each loan was or will be forgiven on each of the first five anniversaries of the loan grant provided the executive is not in default and his employment has not terminated. In 2006 $25,533 was forgiven on the loan to Mr. Hipps and $14,917 was forgiven on the loan to Mr. Cushing. In addition, Prentiss loaned Mr. Cushing $500,000 on June 14, 2002, interest free, to purchase a home in California. This loan is non-recourse, is secured by the home purchased and is due on the earlier of (i) termination of Mr. Cushing’s employment, (ii) the sale of the home and (iii) June 14, 2012.

Sale of 101 Paragon Drive. Prior to August 31, 2006, we owned a fifty percent economic interest in an office property known as 101 Paragon Drive in Montvale, New Jersey and the remaining fifty percent interest in this property was owned by one of our Trustees, Mr. Axinn. In February 2006, our Board authorized the sale of this property to an unrelated third party in an arm’s-length transaction for a gross sales price of $18,350,000. Closing of the sale occurred on August 31, 2006.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee’s charter provides for review by the Audit Committee of related party transactions. In addition, our Declaration of Trust, which is our corporate charter, provides for approval of transactions in which any of our Trustees has an interest by a majority of our Trustees who have no interest in the transaction. Therefore, related party transactions with a Trustee require both review by our Audit Committee and approval by a majority of our Trustees who have no interest in the transaction. Our Audit Committee charter and our corporate charter do not state criteria or standards that our Trustees must follow in approving related party transactions. Accordingly, our Trustees consider related party transactions in light of their fiduciary duties to act in an informed and careful manner and in the best interest of us and our shareholders. Since January 1, 2006, there have been no related party transactions where the policies and procedures in the Audit Committee charter and our corporate charter have not been followed.

EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of our executive officers who are not Trustees:

Howard M. Sipzner (age 45) is our Executive Vice President and Chief Financial Officer. Mr. Sipzner was appointed to his position in December 2006 and became an officer with us in January 2006. Mr. Sipzner joined us from Equity One, Inc., a real estate investment trust, in North Miami Beach, Florida, where he served as Executive Vice President and Chief Financial Officer from 2004 and as Chief Financial Officer and treasurer from 1999 to 2004. Mr. Sipzner received a Bachelor of Arts from Queens College, City University of New York, and an MBA from the Harvard Business School.

George D. Sowa (age 47) is our Executive Vice President and Senior Managing Director. He also provides operational oversight for our Pennsylvania West and Pennsylvania North regions. Mr. Sowa joined us on April 13, 1998. Prior to joining us, Mr. Sowa was employed by Keating Development Company, a real estate development firm, from 1997 to 1998, as a development manager. Mr. Sowa was also employed by Linpro/LCOR, Incorporated as Director of Development/Operations from 1989 to 1997. Mr. Sowa received a Bachelor of Science degree from Cornell University and holds a real estate license in New Jersey and Pennsylvania. Mr. Sowa serves on the Executive Committee and board of NJ NAIOP, and is on the board of the Chamber of Commerce of Southern New Jersey, the Regional Planning Partnership and the Evergreens.

Robert K. Wiberg (age 51) is our Executive Vice President and Senior Managing Director responsible for the Metropolitan D.C. region of the company. He also provides operational oversight for our Richmond Virginia, Southwest and Northern California regions. Mr. Wiberg joined us on January 5, 2006 upon consummation of our merger with Prentiss. Prior to consummation of the merger, he served as Executive Vice President and Managing Director of the Mid-Atlantic region of Prentiss. His responsibilities at Prentiss included the development, acquisitions, leasing, construction, property management and asset management activities in this region. Mr. Wiberg has worked in the Prentiss Washington, D.C. office since 1988, and prior to that served as a development officer in the Prentiss Los Angeles, Atlanta and Dallas offices. Mr. Wiberg holds an MBA from the University of California at Berkeley, a Master of City and Regional Planning degree from Harvard University, and a Bachelor of Arts degree from Cornell University. He has served on the Board of Directors of the Northern Virginia Chapter of the NAIOP and holds a Virginia real estate license.

Christopher M. Hipps (age 45) is our Executive Vice President and Managing Director—Southwest region. Mr. Hipps joined us on January 5, 2006 upon consummation of our merger with Prentiss. Prior to consummation of the merger, he served as Executive Vice President and Managing Director of the Southwest region of Prentiss. Mr. Hipps served as Managing Director of the Prentiss Southwest region since January 1, 2002. Prior to becoming Managing Director of the Southwest region, Mr. Hipps served as the Managing Director of the former West region of Prentiss. Mr. Hipps holds a Texas real estate license and has been involved in various organizations such as the National Association of Industrial and Office Parks and the Real Estate Council. He received a Bachelor of Business Administration from Southern Methodist University.

Michael J. Cooper (age 48) is our Senior Vice president and Managing Director—Metropolitan D.C. region. Mr. Cooper joined us on January 5, 2006 upon consummation of our merger with Prentiss. Prior to consummation of the merger, he served as Senior Vice President of the Mid-Atlantic region of Prentiss overseeing the region’s development, acquisition, and certain asset management activities. Mr. Cooper joined Prentiss in 1996 and has held various positions of increasing responsibility in its Mid-Atlantic region. Before joining Prentiss, Mr. Cooper held positions as a regional director of BetaWest, Inc, a national development and asset management firm operating in Northern Virginia. Mr. Cooper holds a Virginia real estate license, serves on the Executive Committee and Board of Directors for Northern Virginia NAIOP and is an officer and board member of the Western Alliance for Rail to Dulles. He received a bachelor’s degree in engineering from Princeton University.

Daniel K. Cushing (age 46) is our Senior Vice President and Managing Director—Northern California region. Mr. Cushing joined us on January 5, 2006 upon consummation of our merger with Prentiss. Prior to consummation of the merger, he served as the Senior Vice President and Managing Director of the Northern California region of Prentiss and served in such capacity since January 1, 2002. His responsibilities included acquisitions, development, leasing, construction, property management, facilities management and business development. Mr. Cushing joined Prentiss in 1985 and held a variety of increasingly senior roles in Dallas, Washington, D.C. and Chicago. As Prentiss’ Senior Vice President of development/acquisitions he was responsible for various suburban development projects and acquisitions. He holds a Bachelor of Science degree in Civil Engineering from the University of Illinois.

H. Jeffrey DeVuono (age 41) is our Senior Vice President and Managing Director—Urban region. Mr. DeVuono joined us in January of 1997. Prior to joining us, Mr. DeVuono worked for LCOR, Inc., a private development company that had a previous association with us, where he held a variety of positions, all of which related to asset management. Prior to joining LCOR, Mr. DeVuono was a sales representative for Cushman & Wakefield of Philadelphia. Mr. DeVuono serves on the board of the Pennsylvania Economy League, University City District, Philadelphia Academies, The Center for Emerging Visual Artists, Bartram’s Gardens and is a committee member of Crossing the Finish Line. He is also a member of CoreNet, NAREIT, NAIOP, and the University of Pennsylvania’s Wharton School Zell/Laurie Real Estate Center. Mr. DeVuono is a graduate of LaSalle University.

Gregory S. Imhoff (age 50) is our Senior Vice President and Chief Administration Officer. Mr. Imhoff joined us on January 5, 2006 upon consummation of our merger with Prentiss. Prior to consummation of the merger, he served as the Senior Vice President, General Counsel, Chief Administrative Office and Corporate Secretary of Prentiss and provided professional services to Prentiss since 1990. Immediately before joining Prentiss, Mr. Imhoff was the General Counsel for The Watson & Taylor Companies and prior to that time he was a Senior Consultant for Deloitte. Mr. Imhoff sits on the Board of the University of Notre Dame Alumni Association of Dallas and the Finance Committee of the Parish Episcopal School of Dallas, and is a member of the Dallas Bar Association, State Bar of Texas and the State Bar of Wisconsin.

Brad A. Molotsky (age 42) is our Senior Vice President, General Counsel and Secretary. Mr. Molotsky became our General Counsel and Secretary in October 1997 and became a Senior Vice President in December 2004. Prior to joining us, Mr. Molotsky was an attorney at Pepper Hamilton LLP, Philadelphia, Pennsylvania. Mr. Molotsky is a member of NAREIT and the Real Estate Roundtable—Building Security Taskforce, a board member of the Philadelphia Chapter of the NAIOP, the JCC of Southern New Jersey and the Cherry Hill Business Partnership and a Committee member of the Philadelphia Ronald McDonald House.

Anthony S. Rimikis (age 58) is our Senior Vice President—Development Services. Mr. Rimikis became one of our executives on October 13, 1997. Previously he was Vice President for Emmes Realty Services of New York where he had responsibility for that firm’s construction activities in New Jersey and Maryland. Mr. Rimikis holds an undergraduate degree in marketing from the Wharton School of the University of Pennsylvania, and an MBA in finance from LaSalle University. He is an adjunct assistant professor at the Drexel University’s Richard P. Goodwin School of Professional Studies and also serves on the Technical Advisory Committee for the university. He holds the Certified Commercial Investment Member (CCIM) designation, is a licensed real estate broker in New Jersey, and serves on the Executive Committee of the Philadelphia Chapter of the Urban Land Institute, and also co-chairs the Educational Committee. Mr. Rimikis also serves on the Construction Industry Committee benefiting the Boy Scouts of America.

David Ryder (age 51) is our Senior Vice President and Managing Director—Western Pennsylvania region. Mr. Ryder joined us in March of 2004 and has served as our Senior Vice President since that date. From 1981 to 2004 Mr. Ryder was employed by CB Richard Ellis as a Producing Agent, specializing in the representation of tenants and owners who either occupy or own office buildings in the suburban Philadelphia office market.

Mr. Ryder holds a Bachelor or Arts degree (with a major in English literature and a minor in business administration) from the University of New Hampshire. He serves on the boards of the Chester County Chamber of Business & Industry and the National Transplant Assistance Fund.

Darryl M. Dunn (age 40) is our Vice President, Chief Accounting Officer and Treasurer. Mr. Dunn was appointed to his position with us on January 9, 2007. Mr. Dunn joined us from Talk America Holdings, Inc., a communications service provider headquartered in New Hope, Pennsylvania where he served as corporate controller from January 3, 2006 until December 14, 2006. From December 1997 until July 29, 2005, Mr. Dunn served in various positions at Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services headquartered in Chandler, Arizona, including Vice President and Corporate Controller from May 1, 2001 until July 29, 2005. Mr. Dunn is a licensed certified public accountant with the Commonwealth of Pennsylvania and holds a Bachelor of Science degree in accounting from Widener University.

William D. Redd (age 51) is our Vice President and Managing Director—Virginia region. Mr. Redd became an officer with us on June 1, 1999. Prior to joining us, Mr. Redd was a partner from 1988 until 1999 with Childress Klein Properties, a privately-held real estate firm headquartered in Charlotte, North Carolina. From 1985 until 1988, Mr. Redd was with Trammell Crow Company. Mr. Redd holds a law degree from the University of Virginia and a Bachelor of Arts degree from Hampden-Sydney College. He has served on the Board of Directors for the Children’s Museum of Richmond, Richmond Real Estate Group and Greater Richmond Association of Commercial Real Estate. Mr. Redd holds a Virginia real estate license.

Philip M. Schenkel (age 43) is our Vice President and Managing Director—Northern Pennsylvania region. Mr. Schenkel joined us in 1998 and became a Vice President in December 2000. Prior to joining us, Mr. Schenkel was employed by Atlantic American Properties, a real estate development and management firm, where he served as an Asset Manager from 1997 to 1998. Mr. Schenkel was employed by Bell Atlantic Properties, as an Asset Manager and a Regional Director of Leasing, from 1990 to 1997. Mr. Schenkel holds a Bachelor of Science degree from Franklin and Marshall College.

Compensation Discussion and Analysis

Through the following questions and answers we explain all material elements of our executive compensation:

•	What are the objectives of our executive compensation programs?

Our corporate goal is to maximize our total return to our shareholders through quarterly distributions and share price appreciation. Towards this goal, we seek to compensate our executives at levels that are competitive with peer companies so that we may attract, retain and motivate high quality executives. We also design our compensation programs to reflect our corporate performance and to reward the performance of individual executives.

In January 2006 we consummated our merger with Prentiss Properties Trust. This merger combined approximately 512 Prentiss employees with 310 Brandywine employees. Our 2006 executive compensation, including year-end bonuses and long-term equity grants awarded in February 2007, reflects our effort to harmonize the historic approaches to executive compensation of each of these two organizations, primarily by increasing the percentage of the cash component of the compensation of executives who joined us from Prentiss and by increasing the percentage of the equity component of the compensation of our executives whose tenure with us predates the merger.

•	What are the principal components of our executive compensation programs?

Overview: Our executive compensation programs consist of three principal components: (i) a base salary; (ii) a performance-based annual bonus, payable in cash, common shares or common share equivalents; and (iii) long-term equity-based incentive compensation. Generally, as an executive’s responsibilities increase, our Compensation Committee allocates a greater portion of total compensation to annual bonus and long-term equity-based incentive compensation. We believe this allocation approach reflects our pay-for-performance compensation philosophy because of the greater influence of our most senior executives on our annual and long-term business results. We describe each of these principal components below. We also maintain a deferred compensation plan that provides our executives the opportunity to defer portions of their compensation and discuss this plan below under the table “Nonqualified Deferred Compensation.”

Relationship of the principal components: We have allocated the three principal components of our executive compensation programs in a manner that we believe optimizes each executive’s contribution to us. We have not established specific formulae for making the allocation although we have developed a framework for compensation for 2007 and future years that contemplates that (i) the annual base salary for our President and Chief Executive Officer will generally range from 10% to 25% of his total compensation, (ii) his annual bonus, payable in cash or common equity, will generally range from 150% to 250% of his annual base salary and (iii) his long-term equity-based incentive compensation will generally range from 250% to 500% of his annual base salary. Our framework for executive compensation for 2007 and future years for our other executive officers contemplates that (i) their annual base salaries will generally range from 25% to 35% of their total compensation, (ii) their annual bonuses, payable in cash or common equity, will generally range from 50% to 100% of their annual base salaries and (iii) their long-term equity-based incentive compensation will generally range from 150% to 200% of their annual base salaries.

Base Salary: Salaries are based on a combination of factors, primarily the performance of the executive, his or her level of responsibility and experience, salaries of peer executives at peer companies and the recommendations of our President and Chief Executive Officer. Although our Compensation Committee annually reviews salaries of our executive officers, our Compensation Committee does not automatically adjust base salaries if it concludes that adjustments to other components of the executive’s compensation would be more appropriate. For example, the base salary of Mr. Sweeney for 2006 remained unchanged from 2005. On February 9, 2007 the Compensation Committee approved the following changes to the annual base salaries of the Named Executive Officers:

Executive	2007 Salary(1)	Percentage Increase over 2006 Base Salary
Gerard H. Sweeney	$600,000	38.9%
Brad A. Molotsky	$326,000	20.6%
George D. Sowa	$270,000	22.3%
Robert K. Wiberg	$270,000	8.0	%(2)

(1)	2007 salary increases became effective as of March 1, 2007. For purposes of computing the percentage increases shown in the above table, each executive’s 2006 expense allowance has been included in his 2006 base salary. Executive base salaries are now inclusive of the expense allowance.
(2)	Mr. Wiberg’s salary was increased to $250,000 on January 5, 2006 upon consummation of our merger with Prentiss.

Annual Bonus: Historically, our Compensation Committee has awarded annual bonuses within two months after the completion of each fiscal year. The Committee has required that each executive officer take a minimum of 25% of his or her annual bonus in common shares (or common share equivalents under our Deferred Compensation Plan). Additionally, each executive has the ability to take all or a portion of the balance of his or her year-end bonus in excess of 25% in common shares (or common share equivalents under our Deferred Compensation Plan) at a 15% discount to the market price of the common shares on the award date. The Compensation Committee has provided that any executive who, at the time of award of the year-end bonus, meets the share ownership requirements applicable to him or her, as set forth in our Corporate Governance Principles, is not required to take any portion of his or her year-end bonus in common shares (or common share equivalents) and is entitled to the 15% discount on any shares or share equivalents taken. We have summarized our share ownership requirements above under the caption “Corporate Governance—Executive and Trustee Share Ownership Requirements.” Each of our Named Executive Officers currently meets the requirements applicable to him.

Long-Term Incentive Compensation (Restricted Common Shares and Restricted Performance Shares): At the same time that our Compensation Committee has historically awarded annual bonuses, the Committee has granted executives and other employees restricted common shares that vest in equal installments over five years. The holder of restricted common shares is entitled to vote the shares and to receive distributions on the shares from the date of award. Vesting of the restricted common shares has not been subject to performance-based conditions and vesting would accelerate upon a change of control. In February 2007, our Compensation Committee awarded restricted “performance shares” rather than restricted common shares and, for our executive officers, set vesting over a seven, rather than a five, year period. The Committee awarded performance shares, rather than common shares, to afford eligible recipients the opportunity to defer the performance shares into our Deferred Compensation Plan. Each performance share is entitled to the cash equivalent of dividends on a common share, and the holder of a performance share is entitled to receive an unrestricted common share upon the vesting of the performance share. Vesting of performance shares is not subject to performance-based conditions and would accelerate upon a change of control.

Long-Term Incentive Compensation (Outperformance Program Awards): In August 2006, our Compensation Committee approved our 2006 Long-Term Outperformance Program. This program provides for payments by us (in the form of common shares and restricted common shares) to executive-participants only if, and based on the extent to which, our total shareholder return (i.e., share price appreciation plus dividends) over a three-year measurement period exceeds stated percentage hurdles. We discuss the hurdles and other features of the Outperformance Program below under the caption “2006 Long-Term Outperformance Program.”

Long-Term Incentive Compensation (Options): Our Compensation Committee has authority under our 1997 Long-Term Incentive Plan (and an incentive plan that we assumed in our January 2006 merger with Prentiss Properties Trust) to award both non-qualified and incentive stock options. Our Compensation Committee has not awarded any options to executives since 2002 (excluding “replacement” options that we issued as part of, and in accordance with, our shareholder-approved merger with Prentiss Properties Trust to Prentiss employees in conversion of options previously granted to them) and has not previously awarded any incentive stock options.

•	What do we seek to reward and accomplish through our executive compensation programs?

We believe that our compensation programs, collectively, enable us to attract, retain and motivate high quality executives. We provide annual bonus awards primarily to motivate key employees to meet individualized annual performance targets that take into account and enhance our corporate performance. Individualized annual performance targets reflect the areas of responsibility of our executives, such as leasing, tenant services, acquisitions, dispositions, developments, financings and administration. In the case of our President and Chief Executive Officer, our Compensation Committee has also taken into account his vision and strategic direction in overseeing our merger with Prentiss and his stewardship of the combined organization since the closing of the merger. We evaluate our corporate performance by reference to our total shareholder return, funds from operations and investment and financing activities compared to both internal goals and peer company results. We design long-term incentive awards primarily to motivate and reward key employees over longer periods, ranging up to seven years. Through vesting and forfeiture provisions that we include in annual awards of restricted common shares and restricted performance shares and in long-term incentive compensation awarded under the 2006 Long-Term Outperformance Program we provide an additional incentive to executives to act in furtherance of our longer-term interests. An executive whose employment with us terminates before equity-based awards have vested, either because the executive has not performed in accordance with our expectations or because the executive chooses to leave, will generally forfeit the unvested portion of the award.

•	Why have we selected each principal component of our executive compensation programs?

We have selected programs that we believe are commonly used by public companies, both within and outside of our industry, because we believe commonly used programs are well understood by our shareholders, employees, analysts and credit rating agencies. Moreover, we selected each program only after we first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.

•	How do we determine the amount of each principal component of compensation to our executives?

Our Compensation Committee exercises judgment and discretion in setting compensation for our senior executives. The Committee exercises its judgment and discretion only after it has first reviewed industry data and peer company practices, addressed our compensation with an independent compensation consultant, evaluated the recommendations of our President and Chief Executive Officer and evaluated our corporate performance. The Compensation Committee has generally attempted to set our executive compensation as a whole within the middle range of comparative pay at peer group companies. See “To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?”

Several of our senior executives have employment agreements that provide for an annual salary and a minimum annual bonus, thereby limiting the discretion of the Committee with respect to them. With the exception of the employment agreement with our President and Chief Executive Officer (which does not provide for a minimum annual bonus) these agreements resulted from negotiations that pre-dated the commencement of their employment with us. See “Employment Agreements” below for a discussion of each of these employment agreements.

•	What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

Our corporate performance primarily impacts the annual bonuses and long-term incentive compensation that we provide our executive officers. We use or weight items of corporate performance differently in our annual bonus and long-term compensation awards and some items are more judgmental than others.

In awarding the 2006 annual bonus and February 2007 performance shares for our President and Chief Executive Officer, our Compensation Committee took into account his vision and strategic direction in overseeing our merger with Prentiss and his stewardship of the combined organization since the closing of the merger. The Committee also took into account (i) our funds from operations, (ii) our total shareholder return, (iii) new construction starts, (iv) property acquisitions, (v) capital recycling and Dallas sales, (vi) financings and (vii) operational matters. The Committee applied judgment and discretion in setting the compensation of our President and Chief Executive Officer and the allocation of compensation among different components.

Goals for executives in 2007 vary because the areas of responsibility of executives differ. Goals are generally developed around metrics tied to our growth and profitability, including increases in revenue, decreases in expenses, increases in tenant occupancies and tenant retention, completion of developments in accordance with budgets and timelines, execution of acquisitions and dispositions in accordance with targets, enhanced operational efficiencies and development of additional opportunities for our long-term growth.

Under our 2006 Long-Term Outperformance Program we will make payments only if, and based on the extent to which, our total shareholder return over a three-year measurement period exceeds stated percentage hurdles. One of these hurdles is the greater of an index-based return and 27%, and the other hurdle is 30%, in each case subject to adjustment if we undergo a change of control prior to the end of the measurement period. If shares are issued under this Program at the end of the measurement period, then 20% of the shares would be vested at issuance and the remaining 80% would be subject to vesting during the next two years. Vesting of the remaining 80% of the shares over such additional two-year period would be conditioned on the continued employment with us of the applicable executive and would not require the executive to meet any additional performance hurdles.

•	How do we determine when awards are granted, including awards of equity-based compensation?

Historically, our Compensation Committee has awarded annual bonuses and restricted common shares or performance shares within two months after the completion of each fiscal year, following review of pertinent fiscal year information and industry data. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members and the timing of compilation of data requested by the Committee.

Over the past four years our equity-based awards to executives have taken the form of restricted common shares or restricted performance shares and awards under our 2006 Long-Term Outperformance Program. The number of restricted common shares or restricted performance shares subject to an award has been computed by dividing the dollar value of the award by the closing market price of our common shares, as reported by the New York Stock Exchange, on the date of the award (i.e., the date the Committee has approved the award). For example, the number of restricted common shares awarded to an executive on February 10, 2006 was computed by dividing the dollar value of the award by the closing price of our shares on February 10, 2006. Similarly, the number of restricted performance shares awarded to an executive on February 9, 2007 was computed by dividing the dollar value of the award by the closing price of our shares on February 9, 2007. Our Compensation Committee completed its assessment of our 2006 Long-Term Outperformance Program on August 28, 2006, following a series of meetings to evaluate this Program, and granted awards under this Program on such date. Payments, if any, under this Program will be computed in accordance with a formula based on the excess of our total shareholder return over specified hurdles during a three-year measurement period.

Annual awards to our non-executive Trustees of the equity component of their compensation have been fixed in advance as the date of our annual meeting of shareholders, and the number of common shares awarded to each non-executive Trustee in payment of the annual equity awards is computed by dividing the amount of the awards ($40,000 for the annual awards in 2006 and $25,000 for the annual awards in 2005) by the closing price of our common shares on such annual meeting date, as reported by the New York Stock Exchange.

•	What factors do we consider in decisions to increase or decrease compensation materially?

Historically, we have generally not decreased the base salaries of our executive officers or reduced their incentive compensation targets. When an executive’s performance falls short of our expectations then we believe our interests are best served by replacing the executive with an executive who performs at the level we expect. The factors that we consider in decisions to increase compensation include the individual performance of the executive and our corporate performance, as discussed above.

•	To what extent does our Compensation Committee consider compensation or amounts realizable from prior compensation in setting other elements of compensation?

The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, in the context of current levels of compensation for similarly situated executives at peer companies, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

•	How do accounting considerations impact our compensation practices?

Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current budget and anticipated budget. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. We designed our 2006 Long-Term Outperformance Program so that its overall cost fell within a budgeted dollar amount and so that awards under the Program would qualify for classification as equity awards under FAS 123R. Under FAS 123R the compensation cost recognized for an award classified as an equity award is fixed for the particular award and, absent modification, is not revised with subsequent changes in market prices of our common shares or other assumptions used for purposes of the valuation.

•	How do tax considerations impact our compensation practices?

Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program and assurances from our outside professionals that the tax treatment should be respected by taxing authorities.

Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our President and Chief Executive Officer and our four other highest paid executive officers to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. Because we qualify as a REIT under the Code and are generally not subject to Federal income taxes to the extent that we make distributions to shareholders in amounts at least equal to our REIT taxable income, we have not attempted to structure compensation to be fully deductible under Section 162(m).

We adopted our Deferred Compensation Plan for executives to provide them with an opportunity to save for the future without paying a current tax on the deferred amounts.

•	What are our equity or other security ownership requirements for executives and our policies regarding hedging the economic risk of share ownership?

We maintain minimum share ownership requirements for our executives. Officers are required to own, within five years of their election as an officer but no earlier than May 2007, common shares (or common share equivalents under our Deferred Compensation Plan) having a market value at least equal to the following multiples of their base salary: (i) President and Chief Executive Officer: six times salary; (ii) each Executive Vice President who is a Senior Managing Director and each Executive or Senior Vice President who is any of our Chief Financial Officer, Chief Investment Officer, General Counsel or Chief Administrative Officer: four times salary; and (iii) each Executive Vice President, Senior Vice President or Vice President who does not hold a position included in the foregoing clause (ii): the lesser of (x) 50% of the aggregate dollar amount of bonuses awarded in the form of equity awards (such as restricted shares) during the period following appointment as officer and (y) 1.5 multiplied by his or her base salary.

We do not have a policy regarding hedging the economic risk of share ownership. Our insider trading policy requires that our General Counsel review and approve pledges of common shares by our executive officers.

•	Why have we entered into agreements with executive officers that provide for post-employment payments following a change-in-control?

We believe it is in our best interest to have agreements with our senior executives that maintain their focus on, and commitment to, us notwithstanding a potential merger or other change of control. The agreements with our executive officers (other than our President and Chief Executive Officer) condition the executive’s entitlement to severance following a change of control upon a so-called “double trigger.” Under a double-trigger, the executive is entitled to severance only if, within a specified period following the change of control, the terms of his or her employment are adversely changed. The entitlement of our President and Chief Executive Officer to severance following a change of control is not conditioned on an adverse change in his employment terms, although he would be entitled to severance following a change of control only if he were to elect to resign.

We currently have employment agreements with our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, our Vice President and Chief Accounting Officer and five of our other executive officers (Messrs. Wiberg, Cooper, Cushing, Hipps and Imhoff) who entered into agreements with us as part of our merger with Prentiss Properties Trust. These agreements provide for post-employment severance absent a change of control if we terminate the applicable executive (other than for cause) prior to the expiration of the stated employment term. We believe this approach provides us with the flexibility to terminate the applicable executive at any time and for any reason while providing the executive with the benefit of his or her bargained for compensation.

•	To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

In evaluating executive compensation, the Compensation Committee compares the elements of total compensation to compensation provided by peer groups of publicly-traded real estate companies. The Compensation Committee periodically reviews and updates the companies within the peer groups. The Compensation Committee uses peer group data primarily as a frame of reference to set executive compensation as a whole within the middle range of comparative pay at the peer group companies. For 2006, the Compensation Committee reviewed three groupings of executive compensation data, as shown in the following lists. The groupings were selected to provide different frames of reference, with Group I comprised primarily of companies that invest in office properties; Group II comprised of REITs in various sectors; and Group III comprised of a subset of office companies.

Group I:

• Alexandria Real Estate Equities Inc.	• Equity Office Properties Trust
• AMB Property Corp.	• Highwoods Properties Inc.
• American Financial Realty Trust	• Kilroy Realty Corp.
• Arden Realty Group, Inc.	• Liberty Property Trust
• Boston Properties Inc.	• Mack-Cali Realty Corp.
• CarrAmerica Realty Corporation	• Maguire Properties Inc.
• Corporate Office Properties Trust Inc.	• Reckson Associates Realty Corp.
• Douglas Emmett, Inc.	• SL Green Realty Corp.
• Duke Realty Corp.	• Trizec Properties, Inc.

Group II:

• Alexandria Real Estate Equities Inc.	• Highwoods Properties Inc.
• American Financial Realty Trust	• Kilroy Realty Corp.
• Archstone-Smith Trust	• Liberty Property Trust
• Arden Realty Group, Inc.	• Mack-Cali Realty Corp.
• Boston Properties, Inc.	• Maguire Properties Inc.
• Brookfield Properties Corporation	• New Plan Excel Realty Trust Inc.
• Capital Trust, Inc.	• Pan Pacific Retail Properties Inc.
• CarrAmerica Realty Corporation	• Parkway Properties Inc.
• Cousins Properties Incorporated	• Post Properties Inc.
• Crescent Real Estate Equities Company	• PS Business Parks Inc.
• Douglas Emmett, Inc.	• Realty Income Corp.
• Duke Realty Corp.	• Simon Property Group Inc.
• Equity Office Properties Trust	• SL Green Realty Corp.
• Equity Residential	• The Macerich Company
• Federal Realty Investment Trust	• Trizec Properties, Inc.
• FelCor Lodging Trust Inc.	• Vornado Realty Trust
• First Industrial Realty Trust Inc.	• Washington Real Estate Investment Trust
• Glenborough Realty Trust Inc.

Group III:

• Alexandria Real Estate Equities Inc.	• Kilroy Realty Corp.
• Arden Realty Group, Inc.	• Mack-Cali Realty Corp.
• Douglas Emmett, Inc.	• Maguire Properties Inc.
• Highwoods Properties Inc.

•

Do we have a policy regarding the recovery of awards or payments if corporate performance measures upon which awards or payments are based are restated or adjusted in a manner that would reduce the size of an award or payment?

We have not adopted a policy that provides for recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would have reduced the size of the award. Although we have not previously experienced any such adjustment, if we were to experience such an adjustment, our Compensation Committee would assess the circumstances relating to the adjustment and take such actions as it believes to be appropriate, including, potentially, an action to recover the excess portion of the award.

•	What is the role of our executive officers in the compensation process?

Our Compensation Committee meets periodically with our President and Chief Executive Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. The Compensation Committee invites representatives of an independent compensation consulting firm (SMG Advisory Group LLC) to join some of these meetings and occasionally requests one or more members of senior management to participate in meetings. Through these meetings the Compensation Committee directs senior management and the consulting firm to provide industry data, including levels and forms of compensation provided at peer companies, and legal and financial analyses. The Compensation Committee also relies on senior management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. The Compensation Committee relies on the recommendations of our President and Chief Executive Officer regarding the performance of individual executives. At meetings in February 2007 the Compensation Committee received recommendations from our President and Chief Executive Officer regarding salary adjustments and annual bonus and long-term incentive awards for our executive officers other than himself. The Compensation Committee accepted these recommendations after concluding that the recommendations comported with the Committee’s objectives and philosophy and the Committee’s evaluation of our performance and industry data.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management and based on the review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K. The Board accepted the Compensation Committee’s recommendation. This report is made by the undersigned members of the Compensation Committee:

Charles P. Pizzi (Chair)

Walter D’Alessio

Michael J. Joyce

Compensation Committee Processes and Procedures

Our Compensation Committee’s charter has been approved by our Board upon the recommendation of our Corporate Governance Committee. Our Compensation Committee and Corporate Governance Committee review the charter no less frequently than annually. Under its charter, our Compensation Committee’s responsibilities include:

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Approval of our goals and objectives relating to our President and Chief Executive Officer’s compensation, evaluation of the performance of our President and Chief Executive Officer in light of such goals and objectives, and setting the compensation of our President and Chief Executive Officer based on this evaluation.

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Approval of the salaries and bonuses of our other executive officers either (i) with the title Executive Vice President, (ii) with the title Senior Vice President or Vice President, in either case who hold a position as Managing Director, Chief Financial Officer, General Counsel or Chief Administrative Officer or (iii) who report directly to our President and Chief Executive Officer, taking into account the recommendation of our President and Chief Executive Officer and such other information as the Committee believes appropriate.

•	Administration of our equity incentive plans, including authorizing restricted shares and other equity-based awards under these plans.

•

Exercise of sole authority to retain, and terminate, any third party consultants to assist in the evaluation of Trustee, chief executive officer and senior executive compensation and exercise of sole authority to approve such consultant’s fees and other retention terms.

•	Assessment of the appropriate structure and amount of compensation for the Trustees.

Our Compensation Committee’s charter does not authorize the Compensation Committee to delegate any of its responsibilities (including authority to award restricted shares, stock options or other equity-based awards) to other persons, and the Compensation Committee has not delegated any of its responsibilities to other persons.

In the questions and answers set forth above under the caption “Compensation Discussion and Analysis” we have addressed the role of executive officers in the executive compensation process. See the question “What is the role of our executive officers in the compensation process?” With respect to compensation of Trustees, the role of our executive officers is limited to furnishing such industry data, summaries and legal and financial analyses as the Committee requests from time to time.

Our Compensation Committee has engaged an independent compensation consulting firm, SMG Advisory Group LLC, to provide it with peer group and industry compensation data and advice on compensation best practices. The instructions given by the Committee to SMG vary yearly but typically include a request: (i) that the firm prepare an executive compensation peer group analysis that covers our senior executives, (ii) that the firm compile current data with regard to industry compensation trends and practices and (iii) for a recommendation as to ranges for base salary, annual incentives and long-term incentives for executive officers and Trustees. The Committee’s engagement directs SMG to recommend programs that are fair, reasonable and balanced and designed to motivate and reward executives for performance while closely aligning the interests of executives with those of shareholders.

Compensation Tables and Related Information

The following tables and footnotes set forth information, for the year ended December 31, 2006, concerning compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, (ii) each person who served as our principal financial officer during the year ended December 31, 2006 and (iii) each of our three other most highly compensated executive officers in 2006 who were serving as executive officers at December 31, 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation		Total
Current
Gerard H. Sweeney	2006	$409,083	$1,327,206	$1,214,611	$249,983	(4)	$3,200,883
President and Chief Executive Officer

Brad A. Molotsky	2006	$281,092	$334,853	$219,591	$61,134	(5)	$896,670
Senior Vice President, General Counsel and Secretary

George D. Sowa	2006	$243,950	$226,588	$139,036	$35,799	(6)	$645,373
Executive Vice President and Senior Managing Director

Robert K. Wiberg	2006	$249,617	$287,132	$96,082	$16,081	(7)	$648,912
Executive Vice President and Senior Managing Director(8)

Former
Christopher P. Marr	2006	$130,564	$0	$0	$46,397		$176,961
Former Senior Vice President and Chief Financial Officer(9)

Timothy M. Martin	2006	$175,459	$0	$0	$118,928		$294,387
Former Vice President-Finance(10)

(1)	Executives are eligible to defer a portion of their salaries and bonuses under our Deferred Compensation Plan. Amounts deferred in 2006 are shown in the Nonqualified Deferred Compensation table below.
(2)	Bonus amounts for 2006 were approved by the Compensation Committee on February 9, 2007. The Compensation Committee has required that each executive officer take a minimum of 25% of his or her annual bonus in common shares (or common share equivalents under our Deferred Compensation Plan) until the officer meets the share ownership requirements applicable to him or her, as set forth in our Corporate Governance Principles. Any officer who meets the share ownership requirements applicable to him or her may take all or a portion of his or her bonus in common shares (or common share equivalents) and is entitled to a 15% discount to the market price of the common shares on the date of the award on any common shares or share equivalents taken. Any officer who does not meet the share ownership requirements and elects to take more than the 25% minimum in common shares (or common share equivalents) is entitled to a 15% discount to the market price of the common shares on any portion of the bonus in excess of 25% taken in common shares (or common share equivalents). The additional common shares (or common share equivalents) acquired by virtue of the discount are subject to vesting over a two-year period. The dollar amounts shown under the Bonus column include the additional value attributable to the 15% discount (computed by multiplying the closing sales price of the common shares on the date of the award on the New York Stock Exchange by the number of additional common shares (or common share equivalents) received by the applicable Name Executive Officer as a result of the discount).
(3)

This column represents the dollar amount that we recognized for financial statement purposes with respect to our 2006 fiscal year for the fair value of Stock Awards, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These Stock Awards consist of (i) “restricted” common shares that vest in five equal annual installments from the award date and (ii) awards under our 2006 Long-Term Outperformance Compensation Program. Restricted common shares vest upon a change of control, and upon the death or disability of the holder of the shares. The holder of restricted common shares is entitled to vote the shares and to receive distributions on the shares from the date of the award. Vesting of the restricted common shares is not subject to performance-based conditions. Note (1) to the Grants of Plan-Based Awards table that appears below and the discussion under the caption “2006 Long-Term Outperformance Compensation Program” that also appears below discuss material features of awards under the 2006 Long-Term Outperformance Compensation Program. The fair value of awards under the 2006 Long-Term Outperformance Compensation Program was determined by an independent firm in accordance with the Uniform Standards of Professional Appraisal Practice. The firm used a Monte Carlo simulation, which is a statistical method to determine values that are a function of variables with uncertain probabilities. The valuation model was developed to accommodate the actual features of the Program.

(4)	Represents (i) $204,864 in dividends paid in 2006 on unvested restricted common shares, (ii) employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan in the amount of $44,268 and (iii) life insurance premiums in the amount of $851.
(5)	Represents (i) $39,958 in dividends paid in 2006 on unvested restricted common shares, (ii) employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan in the amount of $20,235 and (iii) life insurance premiums in the amount of $851.
(6)	Represents (i) $20,735 in dividends paid in 2006 on unvested restricted common shares, (ii) employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan in the amount of $14,213 and (iii) life insurance premiums in the amount of $851.
(7)	Represents (i) $8,970 in dividends paid in 2006 on unvested restricted common shares, (ii) employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan in the amount of $3,150, (iii) $3,505 on account of a discounted share purchase and (iv) life insurance premiums in the amount of $457.
(8)	Mr. Wiberg’s employment with us commenced upon our acquisition of Prentiss Properties Trust on January 5, 2006. Upon consummation of our merger, and in accordance with the merger agreement, Mr. Wiberg’s options that were exercisable for Prentiss common shares converted into fully vested options exercisable for 26,057 of our common shares at a per share exercise price of $24.04.
(9)	Represents (i) $24,087 in dividends paid in 2006 on unvested restricted common shares, (ii) employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan in the amount of $21,851 and (iii) life insurance premiums in the amount of $459. Mr. Marr’s employment with us terminated upon his resignation effective on June 2, 2006. We recognized no expense for financial statement purposes in 2006 on account of “Stock Awards” for Mr. Marr because he forfeited his unvested restricted common shares upon his resignation.
(10)	Mr. Martin’s employment with us terminated upon his resignation effective on December 8, 2006. We recognized no expense for financial statement purposes in 2006 on account of “Stock Awards” for Mr. Martin because he forfeited his unvested restricted common shares upon his resignation. Represents (i) $100,000 in severance, (ii) $6,677 in dividends paid in 2006 on unvested restricted common shares, (iii) employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan in the amount of $11,400 and (iv) life insurance premiums in the amount of $851.

Grants of Plan-based Awards

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(2)
Name		Threshold (#)	Target (#)	Maximum (#)
Gerard H. Sweeney	February 10, 2006	—	—	—	54,663	(3)	$1,700,000
	August 28, 2006	0	—	403,620	—		$1,920,000

Brad A. Molotsky	February 10, 2006	—	—	—	9,647	(3)	$300,000
	August 28, 2006	0	—	60,543	—		$288,000

George D. Sowa	February 10, 2006	—	—	—	4,020	(3)	$125,000
	August 28, 2006	0	—	60,543	—		$288,000

Robert K. Wiberg	August 28, 2006	0	—	60,543		(4)	$288,000

Former
Christopher P. Marr	February 10, 2006	—	—	—	9,647	(5)	$300,000

Timothy M. Martin	February 10, 2006	—	—	—	2,091	(5)	$65,000
	August 28, 2006	—	—	—			—

(1)	Consists of an award under our 2006 Long-Term Outperformance Compensation Program. We summarize material features of our 2006 Long-Term Outperformance Compensation Program under the caption “2006 Long-Term Outperformance Compensation Program” later in this proxy statement. The number of common shares, if any, that we will issue under the 2006 Long-Term Outperformance Compensation Program will depend on whether, and the extent to which, our total shareholder return exceeds the hurdles established in the Program. The Program establishes no minimum amount that must be issued. Accordingly, under the column “Threshold” we have shown “0” because no common shares will be paid out under the Program if our total shareholder return does not exceed the hurdles in the Program. The Program caps the aggregate value of awards under the Program at $55 million. Accordingly, under the column “Maximum” we have shown the number of common shares that would be issued to each listed executive if the $55 million maximum under the Program is achieved based on the executive’s percentage interest in the Program and the following assumptions: (i) aggregate dividends per common share during the measurement period equal $5.28 and (ii) the price per common share at the end of the measurement period is $40.88. Amounts payable under the Program are not determinable. If the maximum payout under the Program occurs then (in addition to the common shares that we would issue to the Named Executive Officers) the dividend equivalents that we would pay to the Named Executive Officers (based on the foregoing assumptions) would be $2,131,115 (for Mr. Sweeney) and $319,667 (for each of Messrs. Molotsky, Sowa and Wiberg).
(2)	This column shows the full grant date fair value of Stock Awards under SFAS 123R granted to the Named Executive Officers. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the vesting period of the applicable Stock Award. See “2006 Long-Term Outperformance Program” below for a discussion of the fair value calculation methodology for awards under the 2006 Long-Term Outperformance Program.
(3)	Consists of restricted common shares that vest in five equal annual installments commencing on January 1 of the year immediately following the year in which the award was made. Restricted common shares vest upon a change of control, and upon the death or disability of the holder of the shares. The holder of restricted common shares is entitled to vote the shares and to receive distributions on the shares from the date of the award. Vesting of the restricted common shares is not subject to performance-based conditions.
(4)	In accordance with an employment agreement that became effective at the time of our acquisition of Prentiss Properties Trust, Mr. Wiberg received a grant of 13,800 fully vested common shares and 6,900 restricted common shares that vest on the third anniversary of the issuance date. These shares are not subject to any performance conditions.
(5)	Consists of restricted common shares that were forfeited upon the executive’s resignation.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Current
Gerard H. Sweeney	13,333	0		$6.21		(3)	123,561	$4,108,403	$3,429,951
	33,334			$14.31		(3)
	296,736 347,222 374,531		$ $ $	25.25 27.78 29.04	January 2, 2008 January 2, 2008 January 2, 2008

Brad A. Molotsky	0	0		$—	—		23,902	$794,742	$514,493

George D. Sowa	8,322	0		$29.04	June 30, 2008		11,911	$396,041	$514,493

Robert K. Wiberg	16,057	0		$24.04	February 3, 2015		6,900	$229,425	$514,493

Former
Christopher P. Marr	0	0		$—	—		—	$—	—

Timothy M. Martin	0	0		$—	—		—	$—	—

(1)	If we undergo a change of control, unexercised options held by Mr. Sweeney as of March 15, 2007 would convert into 96,286 common shares and unexercised options held by Mr. Sowa as of March 15, 2007 would convert into 971 common shares. The number of common shares issuable upon a change of control is subject to a proportional reduction in the event of any prior option exercise.
(2)	Represents hypothetical payments under our 2006 Long-Term Outperformance Compensation Program. The number of common shares, if any, that we will issue under the 2006 Long-Term Outperformance Compensation Program will depend on whether, and the extent to which, our total shareholder return exceeds the hurdles established in the Program. The dollar amounts shown above have been computed on the basis of (i) the closing price of our common shares on December 29, 2006 (the last trading day of 2006) and (ii) the occurrence of a change of control on December 29, 2006 resulting in a termination of the three-year measurement period in the Program and a pro rata adjustment of the performance hurdles in the Program.
(3)	These options have an expiration date tied to Mr. Sweeney’s employment with us.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Current
Gerard H. Sweeney	0	$0	28,503	$795,519
Brad A. Molotsky	28,537	$96,952	5,290	$147,644
George D. Sowa	0	$0	3,684	$102,820
Robert K. Wiberg	10,000	$103,102	0	$0

Former
Christopher P. Marr	0	$0	5,832	$162,771
Timothy M. Martin	0	$0	664	$18,532

(1)	Reflects the number of restricted common shares that vested in 2006 multiplied by the closing market price of the common shares on the applicable vesting date.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Current
Gerard H. Sweeney	$486,409	$0	$531,425	$0	$2,828,500
Brad A. Molotsky	$112,495	$0	$183,655	$0	$993,580
George D. Sowa	$65,840	$0	$120,588	$0	$664,405
Robert K. Wiberg	$0	$0	$97,975	$0	$770,136

Former
Christopher P. Marr	$103,036	$0	$84,257	$0	$446,600
Timothy M. Martin	$27,646	$0	$8,875	$0	$59,449

(1)	Amounts shown reflect the portion of the executive’s 2006 salary and bonus which the executive elected to defer into the Deferred Compensation Plan. These amounts are also reported in the Summary Compensation Table. Amounts shown in the earnings column are not also reported in the Summary Compensation Table. All amounts shown in the year-end balance column have been reported either as salary or bonus in the Summary Compensation Table of our proxy statements for previous years for those of the Named Executive Officers who were Named Executive Officers in proxy statements for such previous years, other than the component of the year-end balances that represents earnings. Amounts that represent aggregate earnings and appreciation in the accounts at year-end are: Mr. Sweeney ($932,961); Mr. Molotsky ($337,430); Mr. Sowa ($249,928); Mr. Wiberg ($136,800); Mr. Marr ($124,067); and Mr. Martin ($9,304).

Our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) affords our participating executives and Trustees the ability to defer a portion of their base salary and bonus (or, in the case of our Trustees, annual retainer and Board fees) on a tax-deferred basis. In addition, participants may elect to defer the receipt of equity grants under our long-term incentive plans. If a participant’s matching contributions under our 401(k) plan are limited due to participation in the Deferred Compensation Plan or as a result of limitations on matching contributions imposed by the Internal Revenue Code, we make a matching contribution only to the extent the participant defers an amount under the Deferred Compensation Plan at least equal to the amount that would have been required if the matching contribution had been made under our 401(k) plan. We reserve the right to make matching contributions for executives on deferred amounts and to make a discretionary profit sharing contribution for executives on compensation in excess of $225,000. Participants elect the timing and form of distribution. Distributions are payable in a lump sum or installments and may commence in-service, after a required minimum deferral period, or upon retirement. Participants elect the manner in which their accounts are deemed invested during the deferral period.

One of the deemed investment options is a hypothetical investment fund (the “Common Share Fund”) consisting of our common shares. Because the Deferred Compensation Plan is a “nonqualified” deferred compensation plan, we are not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. Effective for compensation deferred after 2006, all deferrals that are deemed invested in the Company Share Fund will continue to be deemed invested in the Company Share Fund until distribution and will not be eligible to be diversified into (i.e., transferred into) other investment funds. All deferred equity grants will be deemed invested in the Company Share Fund and all distributions of benefits attributable to Company Share Fund credits will be paid in the form of Brandywine common shares.

With respect to participants’ post-2004 deferred compensation credits that are deemed invested in the Company Share Fund, dividends declared and paid with respect to Brandywine common shares after 2006 will be subject to participants’ elections to receive them in cash or to continue to defer them under the Deferred

Compensation Plan. To the extent dividends remain credited to participants’ accounts in the Deferred Compensation Plan, they will be deemed invested in investment funds selected by the participant other than the Company Share Fund.

In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant’s taxable income for federal income tax purposes until the participant receives a distribution from the Deferred Compensation Plan. We are not entitled to a deduction until such amounts are distributed.

2006 Long-Term Outperformance Program

Our Compensation Committee adopted the 2006 Long-Term Outperformance Program on August 28, 2006. We will make payments (in the form of common shares and restricted common shares) to executive-participants under the outperformance program only if our total shareholder return exceeds percentage hurdles established under the outperformance program. The dollar value of the compensation pool will depend on the extent to which our total shareholder return between August 1, 2006 and July 31, 2009 exceeds either or both of two hurdles, with the three-year measurement period subject to early termination, and the hurdles subject to pro rata adjustment, if we undergo a change of control prior to July 31, 2009. One hurdle (which we refer to below as the “combined” hurdle) will be met if our total shareholder return over the three-year measurement period (based on a starting price of $31.22) exceeds the greater of 27% or 100% of the Morgan Stanley REIT Index (the “Index”) return during the measurement period. The amount that we would fund into the compensation pool if our total shareholder return exceeds the combined hurdle would be derived from a formula that reflects the excess of our total shareholder return over the higher component in the combined hurdle and would be limited to $41,250,000, plus dividend equivalents. The other hurdle (which we refer to below as the “single” hurdle) will be met if our total shareholder return over the three-year measurement period (based on a starting price of $31.22) exceeds 30%. The amount that we would fund into the compensation pool if our total shareholder return exceeds the single hurdle would also be derived from a formula that reflects the excess of our total shareholder return over the single hurdle and would be limited to $13,750,000, plus dividend equivalents. To determine the amount that we would fund into the compensation pool, we would first calculate the “excess value” attributable to the excess of our total shareholder return over one or both of the hurdles. If our total shareholder return does not exceed a hurdle then no credit will be made to the compensation pool on account of such hurdle. After we have calculated the excess value, we would then allocate 5% of the excess value to the compensation pool (i.e., credit an amount into the compensation pool equal to 5% of the excess value). If our total shareholder return exceeds 36%, then up to an additional 3% of the value in excess of 36% may be added to the pool. Our Compensation Committee has awarded current executives specified percentages of the amounts, if any, credited to the compensation pool, as shown in the following table:

Executive	Allocation Percentage
Gerard H. Sweeney	30.0%
Brad A. Molotsky	4.5%
Howard M. Sipzner	4.5%
George D. Sowa	4.5%
Robert K. Wiberg	4.5%
Michael J. Cooper	3.4%
Daniel K. Cushing	3.4%
H. Jeffrey DeVuono	3.4%
Christopher M. Hipps	3.4%
Gregory S. Imhoff	3.4%
William D. Redd	3.4%
Anthony S. Rimikis	3.4%
David Ryder	3.4%
Philip M. Schenkel	3.4%
Other Recipients as a Group	12.4%

The dollar amount that we will recognize for financial statement purposes with respect to awards under the Program is based on the fair value of the awards, determined in accordance with FAS 123R. The fair value of awards under the Program was determined by an independent firm in accordance with the Uniform Standards of Professional Appraisal Practice. The firm used a Monte Carlo simulation, which is a statistical method to determine values that are a function of variables with uncertain probabilities. The valuation model was developed to accommodate the actual features of the Program. The total fair value of the Program at the date of adoption of the Program was $6.4 million. Awards made after the date of adoption of the Program have a fair value as of the award date. Mr. Sipzner’s award was made on January 29, 2007.

2007 Performance Share Awards

On February 9, 2007, our Compensation Committee awarded an aggregate of 140,246 “restricted” performance shares to our executive officers. The performance shares vest in seven equal annual installments commencing on March 15, 2008 and thereafter on each succeeding January 15 through January 15, 2014, based on the recipient’s continued employment with us, subject to acceleration of vesting upon a change in control of us or the death or disability of the recipient (and, in the case of our President and Chief Executive Officer, should his employment be terminated without “cause” or should he resign for “good reason,” as such terms are defined in his employment agreement). During the period that a performance share has not vested, the applicable executive is entitled to receive a cash payment equal to the distributions paid on a common share; and on vesting of the performance shares the holder of such performance share is entitled to a common share. Vesting of performance shares is not subject to performance-based conditions. An executive may elect to defer all or any portion of his performance shares into our Deferred Compensation Plan. The number of shares covered by awards to our Named Executive Officers is shown in the table below:

Named Executive Officer	Number of Shares
Gerard H. Sweeney	65,360
Brad A. Molotsky	9,947
Anthony S. Rimikis	4,973
George D. Sowa	7,105
Robert K. Wiberg	9,947

Employment Agreements

We have an employment agreement with each of the following executive officers: Gerard H. Sweeney, Howard M. Sipzner, Robert K. Wiberg, Daniel K. Cushing, Christopher M. Hipps, Michael J. Cooper, Gregory S. Imhoff and Darryl M. Dunn.

Mr. Sweeney’s employment agreement, which was amended on February 9, 2007, provides for an annual base salary of $600,000. The term of the agreement extends through February 9, 2010. If the term of Mr. Sweeney’s employment agreement is not extended upon expiration, we will be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The agreement entitles Mr. Sweeney to a payment equal to 2.99 times the sum of his annual salary and annual and long-term bonus upon: (i) termination of his employment without cause, (ii) his resignation “for good reason” or (iii) his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of our headquarters or a change of control of us would each constitute a resignation “for good reason.”

Mr. Sipzner’s employment agreement has an initial three-year term from the commencement of Mr. Sipzner’s employment with us in January 2007, and provides for: (i) an initial annual base salary of $385,000, (ii) an annual cash bonus of between 80% and 110% of the annual base salary and restricted shares or options with a grant date fair market value equal to between 80% and 110% of the annual base salary, (iii) an award of 18,010 “restricted” performance shares that vest ratably over five years, (iv) an award under our 2006 Long-Term Outperformance Compensation Program with an award percentage equal to 4.5%, (v) a $250,000 transition signing bonus, (vi) an $8,400 annual automobile allowance and (vii) participation in our Deferred Compensation Plan.

We entered into employment agreements with Messrs. Wiberg, Cushing, Hipps and Cooper in connection with our January 2006 merger with Prentiss. Each of these agreements has a term that extends until January 5, 2008. Each agreement provides for the compensation, benefits and duties of the applicable executive. The compensation and benefits consist primarily of a base annual salary; a stated 2005 cash bonus; a grant of common shares at the January 2006 closing of the Prentiss merger; and an opportunity to earn a bonus under an incentive plan that would provide the executive with total compensation not less than the compensation the executive earned at Prentiss. We also entered into a one-year employment agreement with Mr. Imhoff in connection with the Prentiss merger. The stated term of this agreement extended until January 5, 2007 at which time Mr. Imhoff became an employee at-will.

Mr. Dunn’s employment agreement is an “at will” agreement that allows either party to terminate the agreement at any time for any reason. The agreement provides Mr. Dunn an annual base salary of $195,000 and an annual cash bonus of between 25% and 30% of the annual base salary and restricted shares or options with a grant date fair market value equal to between 25% and 30% of the annual base salary, with such equity subject to vesting over five years. The agreement also provides that if Mr. Dunn’s employment terminates within 365 days following the date that we undergo a change of control (or upon death or disability), then he would be entitled to a severance payment in an amount equal to 1.0 multiplied by the sum of (i) his annual base salary and (ii) his most recent annual long-term cash and equity bonus.

Potential Payments Upon Termination or Change-in-Control

The employment agreements identified above provide for payments to the applicable executives in connection with their termination of employment or upon a change of control of us. In addition, we have entered into severance agreement with executive officers with whom we do not have employment agreements. These agreements provide for payments to the executives in connection with their termination of employment or upon a change of control of us. We summarize below, and in the table that follows, circumstances that would trigger payments by us, and the amounts of the payments. We discuss the rationale for these agreements above under “Compensation Discussion and Analysis—Why have we entered into agreements with executive officers that provide for post-employment payments following a change-in-control?”

Agreement with our President and Chief Executive Officer. If Mr. Sweeney’s employment with us were not extended upon expiration of the term of his employment agreement on February 9, 2010, we will be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The employment agreement entitles Mr. Sweeney to a payment equal to 2.99 times the sum of his annual salary and annual and long-term bonus upon: (i) termination of his employment without cause, (ii) his resignation “for good reason” or (iii) his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of our headquarters or a change of control of us would each constitute a resignation “for good reason.” In addition, upon a change of control of us, Mr. Sweeney’s unvested restricted shares would vest in full and the measurement period under our 2006 Long-Term Outperformance Plan would terminate early and the performance hurdles under the Outperformance Plan would be subject to a pro rata adjustment. Mr. Sweeney’s employment agreement also includes a tax gross-up for excise tax payments that would be payable upon a change of control and that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to him. Mr. Sweeney’s severance and change of control benefits were determined by our Compensation Committee and are not conditioned on any non-competition or other post-employment restrictive covenants.

Agreement with our Executive Vice President and Chief Financial Officer. If Mr. Sipzner’s employment with us were not extended upon expiration of the term or any renewal term of his employment, we will be obligated to provide him with his pro rata annual incentive cash and equity compensation through the termination date. In addition, Mr. Sipzner’s change of control agreement provides for a severance payment to him in the event that within two years following a change of control his employment is terminated other than for cause or he resigns for good reason. The amount of the severance would be 2.25 times the sum of Mr. Sipzner’s annual base salary and the fair market value of his annual and long term bonuses for the calendar year preceding the year in which the change of control occurs. The change of control agreement also provides for a comparable payment in the event that Mr. Sipzner dies or becomes disabled while employed with us, whether or not we have undergone a change of control.

Severance Agreements with other Executive Officers. We have severance agreements with those of our officers who have not entered into employment agreements with us. Under the severance agreements, if the employment of an executive terminates within a specified period of time following the date that we undergo a change of control (such period being two years from the date of the change of control for Executive and Senior Vice Presidents and one year for other officers that entered into such agreements) then the executive will be entitled to a severance payment in an amount based on a multiple of his or her annual salary and annual and long-term bonus. For our Senior Vice President and General Counsel, Mr. Molotsky, the multiple is 2.25; for our Executive Vice President and Senior Managing Director, Mr. Sowa, the multiple is 1.75; and for our other Senior Vice Presidents and Vice Presidents, the multiple ranges from 1.75 to 1.00. The agreements also provide for a comparable payment to or for the benefit of an executive (or his or her estate) who dies or becomes disabled while employed with us. In addition, upon a change of control of us, the unvested restricted shares held by our executives would vest in full and the measurement period under our 2006 Long-Term Outperformance Plan would terminate early and the performance hurdles under the Outperformance Plan would be subject to a pro rata adjustment. The terms of the severance agreements and change of control benefits were determined by our Compensation Committee and are not conditioned on any non-competition or other post-employment restrictive covenants.

Severance Agreements with Legacy Prentiss Executives. Our executive officers who joined us upon completion of our January 2006 merger with Prentiss (Messrs. Wiberg, Hipps, Cooper, Cushing and Imhoff) are entitled to severance benefits under the severance policy that Prentiss established prior to the merger. Generally, under this policy, if a covered executive’s employment were to be terminated by us within a one to two year period following the merger, we would be required to pay severance to the executive in an amount based on a multiple of the executive’s base salary and bonus, with the multiple ranging from 2.0 to 1.0. The terms of the severance benefits to which legacy Prentiss employees would be entitled under the pre-merger Prentiss severance plan were determined by the board of trustees of Prentiss prior to our acquisition of Prentiss and are not conditioned on any non-competition or other post-employment restrictive covenants. In addition, upon a change of control of us, the unvested restricted shares held by these executives would vest in full and the measurement period under our 2006 Long-Term Outperformance Plan would terminate early and the performance hurdles under the Outperformance Plan would be subject to a pro rata adjustment.

Potential Payments Upon Termination of Employment or Change-in-Control

The table below was prepared as though the triggering event listed below the name of each Named Executive Officer occurred on December 29, 2006. Assumptions are noted in the footnotes to the table.

Name	Severance Amount(1)	Value of Unvested Equity Awards(2)	Medical and Life Insurance	Tax Gross Up
Gerard H. Sweeney
• Voluntary resignation	$0	$0	$0	$0
• Involuntary termination (not in connection with change in control or for cause)	$9,418,500	$7,538,354	$36,000	$0
• Death	$9,418,500	$7,538,354	$0	$0
• Disability	$3,325,000	$7,538,354	$36,000	$0
• Involuntary or good reason termination after change of control	$9,418,500	$7,538,354	$36,000	$7,746,427

Brad A. Molotsky
• Voluntary resignation	$0	$0	$0	$0
• Involuntary termination (not in connection with change in control)	$0	$0	$0	$0
• Death	$2,678,625	$1,309,235	$0	$0
• Disability	$2,678,625	$1,309,235	$0	$0
• Involuntary or good reason termination after change of control	$2,678,625	$1,309,235	$27,000	$0

George D. Sowa
• Voluntary resignation	$0	$0	$0	$0
• Involuntary termination (not in connection with change in control)	$0	$0	$0	$0
• Death	$1,785,875	$910,534	$0	$0
• Disability	$1,785,875	$910,534	$0	$0
• Involuntary or good reason termination after change of control	$1,785,875	$910,534	$21,000	$0

Robert K. Wiberg
• Voluntary resignation	$0	0	$0	$0
• Involuntary termination (not in connection with change in control)	$650,000	$743,918	$24,000	$0
• Death	$650,000	$743,918	$0	$0
• Disability	$650,000	$743,918	$24,000	$0
• Involuntary or good reason termination after change of control	$650,000	$743,918	$24,000	$0

Christopher P. Marr(3)	N/A	N/A	N/A	N/A
Timothy M. Martin(3)	N/A	N/A	N/A	N/A

(1)	Computed as a multiple of the sum of salary, annual bonus and long-term incentive awards. Under SEC Rules, we have computed amounts presented in the table as if the triggering event occurred on December 29, 2006 based on compensation and compensation awards at or before December 29, 2006. As noted elsewhere in this proxy statement, on February 9, 2007, our Compensation Committee approved an increase in the base salary of our President and Chief Executive Officer to $600,000, and also awarded year-end bonuses and performance shares, which vest over seven years, to our Named Executive Officers. See note (2) to Summary Compensation Table for bonus amounts awarded on February 9, 2007 and “2007 Performance Share Awards” for the number of performance shares awarded on February 9, 2007.

(2)	Represents the aggregate value of unvested equity awards as of December 29, 2006 that would vest upon a change of control, death or disability or, in the case of our President and Chief Executive Officer, his termination without cause or his resignation for good reason. Unvested equity awards are comprised of restricted common shares and awards under the 2006 Long-Term Outperformance Program. We computed the value of the accelerated equity awards using the closing price of our common shares on December 29, 2006 (the last trading day of 2006) ($33.25).
(3)	Former officer who resigned in 2006.

Equity Compensation Plan Information as of December 31, 2006

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,286,075	(2)	$26.45	(3)	4,328,448
Equity compensation plans not approved by security holders	—		—		—

Total	1,286,075	(2)	$26.45	(3)	4,328,448

(1)	Relates to our Amended and Restated 1997 Long-Term Incentive Plan and 46,667 options awarded prior to adoption of the 1997 Long-Term Incentive Plan. In May 2005 our shareholders approved an increase to the number of common shares that may be issued or subject to award under the Plan, from 5,000,000 to 6,600,000. The May 2005 amendment provided that 500,000 of the shares under the Plan are available solely for awards under options and share appreciation rights that have an exercise or strike price not less than the market price of our common shares on the date of award, and the remaining 6,100,000 shares are available for any type of award under the Plan. As part of our January 2006 acquisition of Prentiss, which was approved by our shareholders in December 2005, we assumed Prentiss’ three share incentive plans. As of March 15, 2007, approximately 1,634,835 common shares remained available for issuance or the subject to award under the assumed Prentiss share incentive plans; however, any such issuances or awards under the assumed Prentiss plan may be made only to those of our employees who had been employed by Prentiss immediately prior to our acquisition of Prentiss or to those of our employees that we hired after our acquisition of Prentiss.
(2)	Does not include 338,860 unvested restricted common shares awarded under our Amended and Restated 1997 Long-Term Incentive Plan that were outstanding at December 31, 2006.
(3)	The weighted average remaining term of the options from December 31, 2006 is approximately 1.49 years (assuming a 15 year term for 46,667 options that do not have a stated expiration date).

401(k) Plan

We maintain a Section 401(k) and Profit Sharing Plan (the “401(k) Plan”) covering eligible employees. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We reserve the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until such amounts are withdrawn from the 401(k) Plan, and so that contributions by us, if any, will be deductible by us when made.

SECURITIES OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of common shares (and common shares for which Class A Units of Brandywine Operating Partnership, L.P. (“Operating Partnership”) may be exchanged) beneficially owned as of March 26, 2007 by each Trustee, by each Named Executive Officer, by all Trustees and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of the outstanding common shares. Except as indicated below, to our knowledge, all of such common shares are owned directly, and the indicated person has sole voting and investment power.

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares (2) U.S. Rate
Morgan Stanley(3)	9,067,572	10.39%
Cohen & Steers Capital Management, Inc.(4)	8,850,407	10.14%
Goldman Sachs Asset Management, L.P.(5)	6,441,691	7.38%
Security Capital Research & Management Incorporated(6)	5,681,260	6.51%
The Vanguard Group, Inc.(7)	5,117,181	5.86%
AMVESCAP PLC(8)	4,732,784	5.42%
AEW Capital Management, L.P.(9)	4,426,547	5.07%
Gerard H. Sweeney(10)	1,441,331	1.62%
D. Pike Aloian(11)	12,093	*
Thomas F. August(12)	495,756	*
Donald E. Axinn(13)	916,543	1.04%
Walter D’Alessio(14)	10,941	*
Wyche Fowler(15)	6,084	*
Michael J. Joyce(16)	4,410	*
Anthony A. Nichols, Sr.(17)	198,290	*
Charles P. Pizzi(18)	6,963	*
Michael V. Prentiss(19)	1,619,431	1.84%
Brad A. Molotsky(20)	47,102	*
George D. Sowa(21)	37,138	*
Robert K. Wiberg(22)	75,511	*
Christopher P. Marr(23)	—	*
Timothy M. Martin(24)	—	*
All Trustees and Executive Officers as a Group (24 persons)	5,214,568	5.79%

*	Less than one percent.
(1)	Unless indicated otherwise, the business address of each person listed is 555 East Lancaster Avenue, Radnor, Pennsylvania 19087.
(2)	Assumes that all Class A Units eligible for redemption held by each named person or entity are redeemed for common shares. The total number of common shares outstanding used in calculating the percentage of common shares assumes that none of the Class A Units eligible for redemption held by other named persons or entities are redeemed for common shares.
(3)	Based on Amendment No. 1 to a Schedule 13G filed with the SEC on January 10, 2007 by Morgan Stanley and Morgan Stanley Investment Management Inc. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036 and the address for Morgan Stanley Investment Management Inc. is 1221 Avenue of the Americas, New York, New York 10020.
(4)	Based on a Form 13F for the quarter ended September 30, 2006. Cohen & Steers Capital Management, Inc. has an address at 280 Park Avenue, New York, New York 10017.
(5)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2007. Goldman Sachs Asset Management, L.P. has an address at 32 Old Slip, New York, New York 10005.

(6)	Based on Amendment No. 2 to a Schedule 13G filed with the SEC on February 15, 2007. Security Capital Research & Management Incorporated has an address at 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603.
(7)	Based on a Schedule 13G filed with the SEC on February 14, 2007. The Vanguard Group, Inc. has an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(8)	Based on a Schedule 13G filed with the SEC on February 14, 2007 on behalf of INVESCO Institutional (N.A.), Inc. PowerShares Capital Management LLC and Atlantic Trust Company, N.A. AMVESCAP PLC has an address at 30 Finsbury Square, London EC2A 1AG, England.
(9)	Based on a Schedule 13G filed with the SEC on February 8, 2007. AEW Capital Management, L.P. has an address at World Trade Center East, Two Seaport Lane, Boston, Massachusetts 02110.
(10)	Includes (a) 569,275 common shares (including 190,759 common shares held by a family limited partnership) and (b) 872,056 common shares issuable upon the exercise of options. Does not include 99,695 common share equivalents credited to Mr. Sweeney’s account in the deferred compensation plan as of March 15, 2007.
(11)	Mr. Aloian has a business address at 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.
(12)	Mr. August has a business address at 6214 Park Lane, Dallas, Texas 75225. Includes (a) 28,524 common shares (including 26,798 common shares held by a family trust), (b) 118,611 common shares issuable upon redemption of Class A Units (including 75,895 common shares issuable upon redemption of Class A Units held by a family limited partnership), (c) 348,516 common shares held for Mr. August in the deferred compensation plan and (d) 105 common shares issuable upon the exercise of options. Mr. August disclaims beneficial ownership of common shares and Class A Units held by the family trust and family limited partnership.
(13)	Includes (a) 4,559 common shares, (b) 100,000 common shares issuable upon the exercise of options and (c) 811,984 common shares issuable upon redemption of Class A Units. Mr. Axinn has a business address at 131 Jericho Turnpike, Jericho, NY 11743.
(14)	Mr. D’Alessio has a business address at 1600 Market Street, Philadelphia, Pennsylvania 19103.
(15)	Mr. Fowler has a business address at 701 A Street, N.E., Washington, D.C. 20002.
(16)	Mr. Joyce has a residence at 19 Wood Ibis, Hilton Head Island, South Carolina 29928.
(17)	Includes 38,992 common shares held by a family limited partnership. Does not include 3,808 common share equivalents credited to Mr. Nichols’ account in the deferred compensation plan as of March 15, 2007.
(18)	Mr. Pizzi has a business address at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.
(19)	Mr. Prentiss has a business address at 5006 Seneca Drive, Dallas, Texas 75209. Includes (a) 575,376 common shares (including 298,903 common shares held by a family trust), (b) 822,586 common shares issuable upon redemption of Class A Units (including 460,041 common shares issuable upon redemption of Class A Units held by a family trust and foundation) and (c) 221,469 common shares held for Mr. Prentiss in the deferred compensation plan. Mr. Prentiss disclaims beneficial ownership of common shares and Class A Units held by the family trust and foundation.
(20)	Does not include 30,942 common share equivalents credited to Mr. Molotsky’s account in the deferred compensation plan as of March 15, 2007.
(21)	Includes (a) 28,816 common shares and (b) 8,322 common shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2007. Does not include 15,994 common share equivalents credited to Mr. Sowa’s account in the deferred compensation plan as of March 15, 2007.
(22)	Includes (a) 61,954 common shares and (b) 13,557 common shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2007. Does not include 2,299 common share equivalents credited to Mr. Wiberg’s account in the deferred compensation plan as of March 15, 2007.
(23)	Mr. Marr resigned in 2006.
(24)	Mr. Martin resigned in 2006.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP was first engaged as our independent registered public accounting firm in June 2003 and has audited our financial statements for fiscal 2002, 2003, 2004, 2005 and 2006. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all votes cast on the matter.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our shareholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If our shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make any statement they may desire and to respond to questions from shareholders.

The Board of Trustees unanimously recommends a vote FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2007.

Fees to Independent Registered Public Accounting Firm

Audit Fees. For 2006, we incurred audit fees of $1,636,450 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,418,110 for both us and our operating partnership and (ii) fees of $218,340 for comfort letters, consents and assistance with documents filed with the SEC in connection with our acquisition of Prentiss and debt offerings by our operating partnership. For 2005, we incurred audit fees of $1,011,548 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $595,125 for both us and our operating partnership and (ii) fees of $416,423 for comfort letters, consents and assistance with documents filed with the SEC in connection with our acquisition of Prentiss and a public debt offering by our operating partnership.

Audit-Related Fees. For 2006, we incurred audit-related fees of $219,750 payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP, in connection with audits in connection with our acquisition of Prentiss. For 2005, we incurred audit-related fees of $54,343 payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP, in connection with our due diligence work related to the Prentiss acquisition.

Tax Fees. We did not pay PricewaterhouseCoopers LLP fees for tax services in 2006 or 2005 or engage PricewaterhouseCoopers LLP for tax services in 2006 or 2005.

All Other Fees. We did not pay fees to PricewaterhouseCoopers LLP for other services in 2006 or 2005 or engage PricewaterhouseCoopers LLP for other services in 2006 or 2005.

Pre-Approval Policy. All services provided by PricewaterhouseCoopers LLP were pre-approved by our Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit

Committee has adopted a pre-approved policy for services provided by the independent registered public accounting firm. Under the policy, the Audit Committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit Committee. If the Audit Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit Committee at its next meeting.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

Our Audit Committee has reviewed and discussed our 2006 audited financial statements with our management; has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP their independence. Based on the review and discussions, our Audit Committee recommended to our full Board that the 2006 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006. The Board accepted the Audit Committee’s recommendation. This report is made by the undersigned members of the Audit Committee.

D. Pike Aloian (Chair)

Michael J. Joyce

Charles P. Pizzi

PROPOSAL 3: APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, TO PROVIDE FOR THE MERGER OF THE PRENTISS PROPERTIES TRUST 2005 SHARE INCENTIVE PLAN WITH AND INTO THE BRANDYWINE REALTY TRUST AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

The Brandywine Realty Trust 1997 Long-Term Incentive Plan was originally approved by our shareholders in May 1997 and was subsequently amended and restated upon the approval of our shareholders in May 1998 and May 2005 (as amended and restated, the “Incentive Plan”). On January 5, 2006, we acquired Prentiss Properties Trust (“Prentiss”) in accordance with an agreement and plan of merger (the “Merger Agreement”). The Merger Agreement provided for our assumption of the equity incentive plans sponsored by Prentiss, including the Prentiss Properties Trust 2005 Share Incentive Plan, as amended (the “Prentiss Plan”). The Prentiss Plan provides for grants of equity and equity-based awards to employees of Prentiss and its affiliates on a basis substantially similar to the Incentive Plan. Currently, we may make awards under the Prentiss Plan to employees who are legacy employees of Prentiss and its affiliates and to employees that we have hired or that we hire after January 5, 2006. As of March 15, 2007, there were approximately 1,634,835 common shares available for additional awards under the Prentiss Plan.

Our Board of Trustees has adopted, subject to shareholder approval, an amendment and restatement of the Incentive Plan to provide for the merger of the Prentiss Plan with and into the Incentive Plan, effective for grants of long-term incentive awards after the Meeting. Under the Incentive Plan, as amended and restated, all of the common shares reserved for issuance under the Prentiss Plan would be added to the pool of common shares available for issuance under the Incentive Plan, and would be available for issuance to any individual eligible to receive Awards under the Incentive Plan, as described below, and not solely to new hires and legacy employees of Prentiss and its affiliates. No additional grants would be available under the Prentiss Plan. In addition, if any of the 164,717 common shares that are currently reserved for issuance under outstanding Prentiss Plan Awards expire without having been exercised, or are otherwise forfeited, such common shares will be added to the pool of common shares available for issuance under the Incentive Plan. The total number of common shares available for issuance to eligible individuals under the Incentive Plan and the Prentiss Plan, considered in the aggregate, will not be increased as the result of the amendment and restatement of the Incentive Plan to reflect the merger of the Prentiss Plan with and into the Incentive Plan.

The effect of the amendment and restatement of the Incentive Plan to reflect the merger of the Prentiss Plan with and into the Incentive Plan will be to increase the number of common shares reserved and available for award under the Incentive Plan by 1,634,835 plus any of the 164,717 common shares that are currently reserved for issuance under outstanding Prentiss Plan Awards and that expire without having been exercised, or that are otherwise forfeited. It will also reduce the number of common shares reserved and available for future award under the Prentiss Plan to zero. As stated above, there will be no net increase in the total number of common shares available for issuance to eligible individuals under the two Plans. We believe the effective merger of the two Plans will also simplify the administration of the Plans.

The Incentive Plan provides that Awards may not be made under the Incentive Plan on or after the tenth (10th) anniversary of the latest date of shareholder approval of the Incentive Plan, or any amendment of the Incentive Plan. Approval of Proposal 3 at the Meeting will extend this date from May 2, 2015 to May 9, 2017.

The following is a brief summary of the Incentive Plan, as amended by this Proposal, and is qualified in all respects by the specific language of the full text of the amended and restated Incentive Plan, a copy of which is attached as Appendix B to the Proxy Statement.

As of March 15, 2007, there were approximately 1,383,618 common shares subject to outstanding Awards (consisting of 380,155 unvested restricted common shares and performance shares and 1,003,463 options with a weighted average exercise price of $26.27) and approximately 2,476,785 common shares remained available for future Awards under the Incentive Plan (of which 500,000 are available solely for options). As of March 15,

2007, there were approximately 164,717 common shares subject to outstanding Awards (consisting of 80,600 unvested restricted common shares and 84,117 options with a weighted average exercise price of $23.10) under the Prentiss Plan and approximately 1,634,835 common shares remained available for future Awards under the Prentiss Plan. If the proposed amendment and restatement of the Incentive Plan is not approved by shareholders at the Meeting, Awards may continue to be made under each of the Incentive Plan and the Prentiss Plan until the remaining authorized common share availability under each is depleted or until expiration of the respective plans.

SUMMARY OF THE BRANDYWINE REALTY TRUST 1997

LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

Purpose

The Incentive Plan is intended to provide the Company flexibility to adapt the compensation of employees and Trustees in a changing business environment. The Incentive Plan permits the granting of any or all of the following types of awards (“Awards”): (i) Options, including Non-Qualified and Incentive Stock Options; (ii) Share Appreciation Rights; (iii) Restricted Common Shares; (iv) Long-Term Performance Awards; (v) Performance Shares; and (vi) Performance Units.

Participants

Trustees, officers and other employees of the Company or its subsidiaries are eligible to receive Awards under the Incentive Plan. However, Trustees who are not employees of the Company or any of its subsidiaries are not eligible to receive Incentive Stock Options. As of March 15, 2007, approximately 615 persons were eligible to participate in the Incentive Plan, including 38 officers, nine non-employee Trustees and other employees of the Company.

Administration

The Incentive Plan is administered by the Board of Trustees or by a committee of the Board, currently the Compensation Committee (the “Committee”). The Committee selects those persons eligible to receive Awards from time to time and determines the type, terms and conditions of Awards. The Committee has the authority to interpret the provisions of the Incentive Plan. The Board may, subject to the applicable rules of the New York Stock Exchange, amend, alter or discontinue the Incentive Plan at any time, but no such amendment, alteration or discontinuation may impair the rights of a participant with respect to an Award which has been made under the Incentive Plan without such participant’s consent.

Shares Subject to Plan

Prior to the date of this proxy statement, a total of 6,600,000 common shares has been reserved for Awards under the Incentive Plan since inception of the Plan in 1997 and including Awards made prior to the date of this proxy statement. If the proposed amendment to the Incentive Plan is approved by shareholders, the maximum number of common shares subject to the Incentive Plan will increase by 1,799,552 (which number includes 164,717 common shares that would be available for Awards under the Incentive Plan only if and to the extent that a participant’s right to issuance of shares under outstanding awards made under the Prentiss Plan lapses, expires or is forfeited). As indicated above, no change would be made to the existing reservation of 500,000 common shares solely for Awards in the form of Options and Share Appreciation Rights granted with an exercise price or base price (as applicable) that is not less than the market price of a common share on the date of grant. The common shares available for award would not be reduced if an Award is settled in cash or payable solely in cash. In the event of any merger, reorganization, consolidation, recapitalization, share dividend or other change of the Company’s structure affecting the common shares, the Committee will adjust accordingly the number, type and issuer of common shares reserved for issuance under the Incentive Plan, the number and option price of common shares subject to outstanding Options granted under the Incentive Plan and the number and price of common shares subject to other Awards made under the Incentive Plan. In addition, the common shares related to the unexercised or undistributed portion of any terminated, canceled, expired or forfeited Award will also be made available for distribution in connection with future Awards.

Awards

Options. The Incentive Plan permits the Committee to grant to any participant Non-Qualified Stock Options and, to participants who are also employees, Incentive Stock Options (collectively, “Options”). The per Share exercise price of an Option is determined by the Committee; however, the exercise price per Share purchasable under an Incentive Stock Option may not be less than 100% of the fair market value of the Shares at the time of grant (and not less than 110% in the case of an Incentive Stock Option granted to a participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of equity of the Company (a “10% Owner”)). The provisions of Option Awards need not be the same with respect to each participant.

Subject to the limitations of the Incentive Plan, each Option is exercisable at such time or times and in the installments determined by the Committee. No Option may be exercisable more than ten years after the date it is granted. An Incentive Stock Option granted to a 10% Owner may not have a term of more than five years. Incentive Stock Options are subject to additional restrictions imposed by the Internal Revenue Code. Under the Incentive Plan, as amended by Proposal 3, Options would be non-transferable by the participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order unless the Committee otherwise provides. In the discretion of the Committee, the purchase price for Common Shares acquired pursuant to the exercise of an Option may be paid in cash or Common Shares. In addition, the Committee may require that all or part of the Common Shares to be issued pursuant to exercise of an Option take the form of Restricted Shares. The Committee may also agree to cooperate in a “cashless exercise” of an Option, which will be effected by the participant delivering to a securities broker instructions to sell a sufficient number of Common Shares to cover the costs and expenses associated therewith.

Share Appreciation Rights. The Incentive Plan permits the grant of Share Appreciation Rights either alone or in connection with the grant of Options. A Share Appreciation Right or the applicable portion thereof granted in connection with a given Option generally will terminate and no longer be exercisable upon the termination or exercise of the related Option. A Share Appreciation Right entitles the participant to receive, upon exercise, an amount in cash and/or Shares equal in value to the excess of the fair market value of one Share over the exercise price per Share specified in the Share Appreciation Right or related Option, multiplied by the number of Shares for which the Share Appreciation Right is exercised. The Committee determines the recipients of Share Appreciation Rights, the number of Shares in respect of which Share Appreciation Rights are awarded and the time or times within which Share Appreciation Rights may be awarded. The provisions of Share Appreciation Rights need not be the same with respect to each participant. The Committee has the right to determine the form of payment upon exercise of a Share Appreciation Right.

Restricted Shares. Restricted Shares may be issued either alone or in addition to other Awards granted under the Incentive Plan. The Committee determines the recipients of Restricted Shares, the number of Restricted Shares to be awarded, the price (if any) to be paid by such recipient, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of Restricted Share Awards need not be the same with respect to each participant. Although certificate(s) issued to a recipient by the Company representing Restricted Shares may be held in custody by the Company until the restrictions thereon have elapsed, a recipient of the Restricted Shares has, with respect to such Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends or distributions. The Committee, at the time an Award is made, may permit or require the payment of cash dividends or distributions to be deferred and reinvested in additional Restricted Shares. During the restriction period set by the Committee, the participant is not permitted to transfer or encumber Restricted Shares; the Committee may, however provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part.

Long-Term Performance Awards. The Incentive Plan permits the Committee to grant to any participant Long-Term Performance Awards. The Committee determines in advance the nature, length and starting date of the performance period for each Long-Term Performance Award and determines the performance objectives to be used in valuing Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected. Long Term Performance Awards may be denominated in dollars or in Shares, and to the extent that the relevant measure of performance is met, payments may be made in the form of cash or Shares, including Restricted Shares, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period. Unless otherwise provided in a Long Term Performance Award agreement, if a participant terminates service with the Company during a performance period because of death, disability or retirement, the participant will be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable performance period based upon the participant’s performance for the portion of such performance period ending on the date of termination and pro-rated for the portion of the performance period during which the participant was employed by the Company or served on the Board, as determined by the Committee.

Performance Shares. The Committee determines the persons to whom Performance Shares will be granted and the times and the number of such Performance Shares that will be granted. Performance Shares are Awards of the right to receive Shares at the end of a specified period upon the attainment of performance goals specified by the Committee at the time of grant. The provisions of the Performance Shares need not be the same with respect to each participant. Performance Shares generally are forfeited if the participant terminates service with the Company during the performance period for any reason other than death, disability or retirement. Unless otherwise provided in a Performance Share agreement, in the event of death, disability or retirement, the participant or the participant’s estate, as the case may be, will be entitled to receive, at the expiration of the performance period, a percentage of Performance Shares that is equal to the percentage of the performance period that had elapsed as of the date of death or date on which such disability or retirement commenced, provided that the Committee determines that the applicable performance goals have been met.

Performance Units. The Committee determines the persons to whom Performance Units will be granted and the times and the number of such Performance Units that will be granted. Performance Units are Awards of the right to receive a fixed dollar amount, payable in cash, at the end of a specified period upon the attainment of performance goals specified by the Committee at the time of the grant. The provisions of Performance Unit Awards need not be the same with respect to each participant. Performance Units generally are forfeited if the participant terminates employment with the Company during the performance period for any reason other than death, disability or retirement. Unless otherwise provided in a Performance Unit agreement, in the event of death, disability or retirement, the participant or his or her estate will be entitled to receive, at the expiration of the performance period, cash for a percentage of his or her Performance Units equal to the percentage of the performance period that elapsed at the time of death or commencement of disability or retirement, provided that the Committee determines that the applicable performance goals have been met.

Change of Control

In the event of a Change of Control (as defined below), the Committee may, in its discretion, cause all outstanding Options to become vested immediately, all restrictions and conditions on other Awards to terminate immediately, and Common Share certificates or cash, as the case may be, to be issued or paid in respect of Awards.

A “Change of Control” under the Incentive Plan means: (i) the acquisition in one or more transactions by any person (including any group acting in concert) of beneficial ownership of 25% or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), excluding Voting Securities acquired directly from the Company (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); (ii) approval by shareholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation or (B) a liquidation or dissolution of the Company or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; (iii) acceptance by shareholders of the Company securities in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange; or (iv) a change in the composition of the Board over a period of twenty four (24) months or less such that a majority of the Board ceases to be comprised of individuals who either: (a) have been board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

Status of Plan

The Incentive Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Incentive Plan states that with respect to any payments not yet made to a participant by the Company, nothing contained in the Incentive Plan gives any participant any rights that are greater than those of a general creditor of the Company.

Certain Federal Income Tax Consequences

The following discussion, as it relates to certain federal income tax consequences of the Incentive Plan, does not address all of the tax consequences that may be applicable to any particular participant or to the Company. In addition, such discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. Such discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

Options. If a participant has held Common Shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of those Common Shares by the participant, the difference, if any, between the sales price of the Common Shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition of the Common Shares in an amount equal to the excess of the fair market value of the Common Shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the Common Shares were sold more than one year after the Option was exercised. If the participant sells the Common Shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the Common Shares at the time the Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale in excess of the exercise price of the Option. The Company and its subsidiaries will generally be allowed a deduction to the extent the participant recognizes ordinary income.

In general, a participant to whom a Non-Qualified Stock Option is granted will recognize no income when the Option is granted. Upon exercise of a Non-Qualified Stock Option, the participant will recognize ordinary income equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price of the Option unless the Common Shares received are Restricted Shares, in which case, unless the exercising participant elects to recognize such income, the income recognition is deferred until the restrictions lapse or the Restricted Shares becomes transferable. The Company generally will be entitled to a compensation deduction in the same amount and at the same time as the participant recognizes ordinary income and will comply with applicable withholding requirements with respect to such compensation.

There are no tax consequences to a participant or to the Company if an Option lapses before it is exercised or forfeited.

Restricted Shares. Unless the participant elects to recognize income at the time of an Award of Restricted Shares, a participant will not recognize taxable income until the Shares are no longer subject to a substantial risk of forfeiture or become transferable. In either event, the participant’s recognized income will equal the excess of the fair market value of such Shares at grant if an election is made, or at the time the restrictions lapse or are removed, over any amount paid for such Shares (the “Bargain Element”). The Company will generally be entitled to a deduction in the same amount and in the same year as the recipient of Restricted Shares has income. The Company will comply with all applicable withholding requirements with respect to such income.

The aforementioned election allows the participant to recognize the Bargain Element as income in the year of the Award by making an election with the Internal Revenue Service within 30 days after the Award is made. Dividends or distributions received by a participant on Restricted Shares during the restriction period are taxable to the participant as ordinary compensation income and will be deductible by the Company unless the aforementioned election is made, rendering dividends or distributions taxable as dividends and nondeductible.

Share Appreciation Rights, Long-Term Performance Awards, Performance Shares and Performance Units. Upon exercise of a Share Appreciation Right, the participant will recognize ordinary income in an amount equal to the cash or the fair market value of the Shares received on the exercise date. At the time a Long-Term Performance Award is paid, or at the end of a performance period in the case of Performance Shares and Performance Units, the participant will recognize taxable income in an amount equal to the amount of cash or the fair market value of Common Shares received. The Company will generally be entitled to a compensation deduction in the same amount and at the same time that the participant holding a Share Appreciation Right, Longer Term Performance Award, Performance Share or Performance Unit recognizes ordinary income, and will comply with applicable withholding requirements with respect to such compensation. If Restricted Shares are used in payment of a Long-Term Performance Award, the participant’s federal income tax consequences will be as described above for “Restricted Shares.”

Benefits Under the Incentive Plan

Because persons to whom Awards may be made are to be determined from time to time by the Compensation Committee in its discretion, it is not possible at this time to indicate the number, name or positions of persons who will receive future Awards or the nature and terms of future Awards.

On March 15, 2007, the closing sale price of a common share as reported on the New York Stock Exchange was $34.60.

The Company believes that the Awards that have been granted under the Incentive Plan have been and will continue to be granted to individuals who possess a capacity to contribute significantly to our success.

The Board of Trustees unanimously recommends a vote FOR the amendment and restatement of the Amended and Restated 1997 Long-Term Incentive Plan.

PROPOSAL 4: ADOPTION AND APPROVAL OF 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

Our Board of Trustees has adopted, subject to shareholder approval, the 2007 Non-Qualified Employee Share Purchase Plan (the “ESPP”). The number of common shares that will be reserved and available for issuance under the ESPP if Proposal 4 is approved at the Meeting is 1,250,000. The ESPP provides that Common Shares may not be issued under the ESPP on or after the tenth (10th) anniversary of the latest date of shareholder approval of the ESPP or any amendment of the ESPP. If Proposal 4 is approved at the Meeting, the ESPP will expire on May 9, 2017.

The following is a brief summary of the ESPP, and is qualified in all respects by the specific language of the full text of the ESPP, a copy of which is attached as Appendix C to this Proxy Statement.

SUMMARY OF THE 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

Purpose

The ESPP is intended to provide eligible employees with a convenient means to purchase common shares through payroll deductions and voluntary cash investments. In addition, our Board of Trustees believes that the ESPP will help us attract and retain high quality employees; will provide our employees with an increased sense of ownership and an incentive to exert maximum effort on our behalf; and will promote alignment of the interests of our employees with our shareholders.

Participants

All of our full-time and qualified part-time employees will be eligible to participate in the ESPP beginning on the first day of the quarterly purchase period that begins on, or next following, their date of hire. If the ESPP were in effect on March 15, 2007, then approximately 608 persons would have been eligible to participate in the ESPP, including 38 officers and all of our other full-time and qualified part-time employees. Part-time employees must be scheduled to work at least 20 hours per week to qualify for participation under the ESPP.

Administration and Operation of the ESPP

The Compensation Committee of our Board of Trustees will administer the ESPP.

Prior to each purchase period, a participant may specify the contributions the participant proposes to make for the purchase period. Such contributions will be expressed as a stated whole percentage (ranging from 1% to 20%) of the participant’s compensation payable during the purchase period (including base salary, bonus, commissions and other compensation processed through our regular payroll system) that we are authorized to deduct during the purchase period to purchase common shares for the participant’s account under the ESPP. A participant may withdraw (without interest) at any time on or before the last day of a purchase period all or any of the contributions credited to his or her account. In addition, a participant may amend or revoke his or her election at any time prior to a purchase period, and a participant may amend or revoke his or her election during a purchase period to reduce or stop his or her contributions. The account balance of any participant who terminates employment during a purchase period before the last day of the purchase period will be automatically returned without interest to the participant.

At the end of each purchase period, the amounts accumulated for each participant will be used to purchase common shares at a price equal to 85% (or such higher percentage set by the Compensation Committee) of the average closing price of the Common Shares as reported on the New York Stock Exchange during the purchase period.

The ESPP will establish a Plan Year that begins June 1 and extends to the next following May 31. Purchase periods will have a duration of three months, ending on each of February 28, May 31, August 31 and November 30. If Proposal 4 is approved, the first purchase period will commence on June 1, 2007 and end on August 31, 2007. The second purchase period will commence on September 1, 2007 and end on November 30, 2007.

Our Compensation Committee, in its discretion, may change the duration of purchase periods and also may change the beginning and ending dates of purchase periods from those described above, provided, however, that a purchase period may not extend for more than a 12-consecutive-month period.

Limitations on Acquisition of Common Shares by Employees

The maximum contribution by each participant for any Plan Year may not exceed $50,000.

Common Shares Subject to ESPP

The number of common shares reserved and available for issuance under the ESPP will be 1,250,000. The number of common shares reserved and available for issuance will be automatically equitably and proportionately adjusted for share dividends, share splits, share combinations, reorganizations and other similar events.

Rights of Common Shares Issued under the ESPP

Common shares issued under the ESPP will have the same voting rights and rights to distributions as all other outstanding common shares. Common shares purchased under the ESPP will be credited under a book entry system until such time as a participant requests distribution of a physical certificate or directs the custodian to sell the common shares. The custodian will be appointed by the Compensation Committee. The initial custodian will be Computershare. Computershare is our transfer agent and maintains offices at 150 Royall Street, Canton, Massachusetts 02021.

Certain Federal Income Tax Consequences

The following discussion of material federal income tax consequences of participation in the ESPP is a brief summary and is not intended to be exhaustive. Individual circumstances may vary in important respects. In addition, federal income tax laws and regulations are frequently amended. The following discussion does not address state or local tax consequences of participation in the ESPP. Each participant should consult his or her personal tax advisor for advice regarding the federal income tax consequences and state and local tax consequences of ESPP participation.

In general, amounts withheld from a participant’s compensation under the ESPP will be compensation income to the participant, taxable at ordinary rates, and will be included in the participant’s gross income for federal income tax purposes in the calendar year in which the amount would have been paid to the participant but for the ESPP participation.

Upon the transfer of common shares under the ESPP to a participant at the end of each payroll period, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares on the date of transfer over his or her purchase price. The ordinary income recognized on the transfer is added to the participant’s tax basis in the common shares. Upon the participant’s sale or disposition of common shares acquired under the ESPP, the participant will have capital gain or loss equal to the difference, if any, between the net sales or disposition proceeds and the participant’s tax basis. The gain or loss will be long-term capital gain or loss if the participant’s holding period at the time of sale or disposition exceeds one year.

The Company will be entitled, with respect to a participant’s purchase of common shares under the ESPP, to an income tax deduction in an amount equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes such income.

The ESPP will not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code.

The Board of Trustees unanimously recommends a vote FOR the adoption of the 2007 Non-Qualified Employee Share Purchase Plan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, Trustees and persons who own more than 10% of the common shares to file reports of ownership and changes in ownership with the SEC. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2006, our officers, Trustees and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements except that Mr. Axinn inadvertently failed to file a Form 4 to report his sale of 2,500 common shares on September 19, 2006. Mr. Axinn’s sale was reported on November 16, 2006.

Other Business

We know of no business that will be presented at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly be presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our Trustees and officers.

Shareholder Proposals for the 2008 Annual Meeting of Shareholders

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2008 annual meeting of shareholders must be received by us no later than December 2, 2007 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current Bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2008 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our Bylaws, (A) not prior to January 9, 2008 nor later than February 8, 2008 or (B) in the event that the notice for the 2008 annual meeting of shareholders is sent out more than 30 days prior to or after April 4, 2008, (i) not earlier than the close of business on the 120th day prior to the date on which notice of the date of such meeting is mailed to shareholders, and (ii) not later than the close of business on the later of (x) the 90th day prior to the date of mailing of the notice for such annual meeting or (y) the 10th day following the day on which public announcement of the date of mailing of the notice for such annual meeting is first made. You may contact our Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating Trustee candidates.

APPENDIX A

AUDIT COMMITTEE CHARTER

BRANDYWINE REALTY TRUST

Purpose

The Audit Committee (the “Committee”) of Brandywine Realty Trust (the “Company”) shall assist the Board of Trustees (the “Board”) of the Company in overseeing (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independence and qualifications of the Company’s independent auditors; and (4) the performance of the Company’s internal audit function and independent auditors. The Committee also prepares the report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition and Term

The Committee shall be comprised of at least three trustees, each of whom shall be independent, as such term is defined in the Corporate Governance Principles of the Board. Each Committee member shall be financially literate. The term “financial literacy” shall mean familiarity with the Company’s financial statements, including its balance sheet, income statement and cash flow statement, and general knowledge of key business and financial risks and related controls or control processes. At least one member of the Committee shall have accounting or related financial management expertise, which shall mean a background in finance, accounting or auditing, acquired through past employment experience, professional training, or other comparable experience. Additionally, a trustee may not serve simultaneously on the audit committees of more than three (3) public companies without prior approval of a majority of the Board.

The members of the Committee shall be appointed for a one year term by the Board annually upon the recommendation of the Corporate Governance Committee of the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee.

Compensation of Committee Members

Members of the Committee shall not receive any compensation from the Company other than trustees’ fees (including equity-based awards), which may include amounts paid to trustees for service on committees and as chairs of committees of the Board.

Relationship with Independent Auditor

The Committee shall have sole authority to select (subject to ratification of such selection by the Company’s shareholders if ratification is determined by the Board to be necessary or desirable) and to replace the Company’s independent auditor, and to approve all audit and non-audit services (to the extent non-audit services are allowed by law) with the independent auditor, as well as all engagement fees and terms with respect thereto. The Committee may consult with Company management regarding the foregoing, but the Committee’s sole authority with respect thereto shall not be delegated. The Committee shall be directly responsible for oversight of the work performed by any public accounting firm (including the resolution of disagreements between any such accounting firm and Company management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and such accounting firms shall report directly to the Committee.

Outside Advisors

The Committee shall have the authority, without Board approval, to the extent that it deems appropriate, to obtain advice and assistance from outside legal, accounting or other advisors.

Meetings

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less frequently than quarterly. The Committee shall report to the Board at the first board meeting following each such Committee meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

The Company’s independent auditor and internal auditor, if any, shall attend at least two of the Committee’s meetings each year. The Committee may request members of management or others (including the Company’s investment bankers or financial analysts who follow the Company) to attend meetings and to provide pertinent information as necessary. The Committee shall meet with Company management (including the chief financial officer), the internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditors in separate private sessions as often as may be deemed necessary or appropriate but not less than two times per year.

Duties and Responsibilities

The duties of the Committee shall include the following:

At least annually, obtain and review a report by the Company’s independent auditor describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with such issues; and (4) (to assess the auditor’s independence) all relationships between the auditor and the Company. Based in part on its review of this report, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, and such evaluation shall include a specific review of the lead partner of the independent auditor. In making its evaluation, the Committee may take into account the opinions of Company management and the Company’s internal auditor (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with regard to the independent auditor to the full Board.

Review and discuss with the independent auditor the proposed scope of services of the independent auditor for each fiscal year, including a review of the independent auditor’s audit procedures and risk assessment process in establishing the scope of the services, proposed fees, and the reports to be rendered.

Review and discuss all reports required by law or regulation to be provided to the Committee by the independent auditor and Company management, including a report from the independent auditor of (1) all critical accounting policies and practices used by the Company; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by the independent auditor with Company management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

Review and discuss with Company management and the independent auditor such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements (including but not limited to the use of alternative GAAP methods and off-balance sheet structures), as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators.

Review and discuss with Company management the effect of accounting and regulatory initiatives on the financial statements of the Company.

Meet to review and discuss with Company management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and recommend to the Board whether the audited financial statements shall be included in the Company’s Form 10-K.

Review and discuss with Company management earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

Discuss with Company management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Review management’s annual report on the Company’s internal control over financial reporting and the independent auditor’s attestation report on management’s assessment of the Company’s internal control over financial reporting.

Adopt guidelines for the Company’s hiring of employees of the Company’s independent auditor who were previously engaged on the Company’s account.

Make recommendations to the Board as to:

•	Whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor.

•	The advisability of having the independent auditor make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

Review and discuss with Company management the appointment and replacement of the senior internal auditing executive.

Review and discuss with Company management, the independent auditor and the Company’s internal auditor (or other personnel responsible for the internal audit function):

•

The management recommendation letter on accounting procedures and internal controls prepared by the independent auditor, and any other reports and Company management’s responses concerning such reports;

•	Any material accounting issues identified by management, the Company’s internal auditor, if any, or the independent auditor;

•	Any related party transactions;

•	Other matters required to be communicated by the independent auditor to the Committee under generally accepted auditing standards, as amended; and

Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal auditing controls, or auditing matters, and (2) submission by employees of the Company of concerns regarding questionable accounting or auditing matters, with due concerns for confidentiality and anonymity of the source.

Meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that could have a material impact on the Company’s financial statements.

Make a periodic, but not less than annual, self-assessment of the Committee, including a review of this charter, using assessment tools available through third parties or developed internally.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

Limitation of Audit Committee’s Role

The Audit Committee does not plan or conduct audits, nor does it determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of Company management and the independent auditor.

APPENDIX B

BRANDYWINE REALTY TRUST

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

(As amended effective May 9, 2007)

SECTION 1. Purpose; Definitions. The purpose of the Brandywine Realty Trust 1997 Long-Term Incentive Plan (the “Plan”) is to offer to certain employees and trustees of Brandywine Realty Trust (the “Company”), organized as a Maryland real estate investment trust, and its subsidiaries, equity interests in the Company, options to acquire equity interests in the Company, and other performance-based incentive awards, thereby attracting, retaining and motivating such persons, and strengthening the mutuality of interests between such persons and the Company’s shareholders. The Plan was originally adopted effective May 12, 1997 and has previously been amended with shareholder approval effective May 15, 1998 and May 2, 2005.

The Board of Trustees has amended and restated the Plan, effective May 9, 2007, subject to the approval of the Company’s shareholders at the Annual Meeting of Shareholders to be held May 9, 2007, to reflect the merger of the Prentiss Properties Trust 2005 Share Incentive Plan (the “Prentiss Plan”) with and into the Plan, effective May 9, 2007. Shares reserved for issuance under incentive awards granted under the Prentiss Plan before May 9, 2007 shall be issued in accordance with the terms of such incentive award and the Prentiss Plan as in effect immediately before May 9, 2007, provided that if a participant’s right to issuance of Shares under the Prentiss Plan lapses, expires or is forfeited, such Shares shall be available for issuance under this Plan in accordance with the terms and conditions hereof. Shares reserved for issuance under the Prentiss Plan that are not reserved for issuance under incentive awards granted under the Prentiss Plan as of May 9, 2007 shall be available for issuance pursuant to awards under this Plan in accordance with the terms and conditions hereof.

For purposes of the Plan, the following initially capitalized words and phrases shall be defined as set forth below, unless the context clearly requires a different meaning:

a. “Affiliate” means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

b. “Board” means the Board of Trustees of the Company, as constituted from time to time.

c. “Cause” occurs when the Participant, as determined by the Board:

(i) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or has otherwise breached any fiduciary duty owed to the Company;

(ii) has been convicted of a felony;

(iii) has disclosed trade secrets or confidential information of the Company; or

(iv) has breached any agreement with or duty to the Company in respect of confidentiality, non-disclosure, non-competition or otherwise.

d. “Change of Control” means:

(i) the acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of “Beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided that for purposes of this clause (i) Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii) approval by shareholders of the Company of:

(A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation; or

(B) a complete liquidation or dissolution of the Company; or

(C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(iii) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange; or

(iv) a change in the composition of the Board over a period of twenty four (24) months or less such that a majority of the Board members ceases to be comprised of individuals who either: (i) have been board members continuously since the beginning of such period; or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

e. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

f. “Committee” means the Committee appointed by the Board in accordance with Section 2 of the Plan, if one is appointed, in which event in connection with this Plan, the Committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required to be taken hereunder by, the Board.

g. “Disability” means a disability of an employee or a trustee which renders such employee or trustee unable to perform the full extent of his duties and responsibilities by reason of his illness or incapacity which would entitle that employee or trustee to receive Social Security Disability Income under the Social Security Act, as amended, and the regulations promulgated thereunder. “Disabled” shall mean having a Disability. The determination of whether a Participant is Disabled shall be made by the Board, whose determination shall be conclusive; provided that,

(i) if a Participant is bound by the terms of an employment agreement between the Participant and the Company, whether the Participant is “Disabled” for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided; and

(ii) a Participant bound by such an employment agreement shall not be determined to be Disabled under the Plan any earlier than he would be determined to be disabled under his employment agreement.

h. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

i. “Fair Market Value” means, as of any date: (i) the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The NASDAQ Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices; or (3) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The NASDAQ Market, then the Fair Market Value shall be determined by the Board acting in its discretion, which determination shall be conclusive.

j. “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

k. “Long-Term Performance Award” or “Long-Term Award” means an award made pursuant to Section 8 hereof that is payable in cash and/or Shares (including Restricted Shares, Performance Shares and Performance Units) in accordance with the terms of the grant, based on Company, business unit and/or individual performance, in each case as determined by the Committee and as set forth in the grant letter.

l. “Non-Employee Trustee” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission (substituting the word “trustee” for “director”); provided, however, that the Board or the Committee may, in its sole discretion, substitute the definition of “outside director” provided in the regulations under Section 162(m) of the Code in place of the definition of Non-Employee Director contained in the Exchange Act.

m. “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

n. “Participant” means an employee or trustee of the Company or a Subsidiary to whom an award is granted pursuant to the Plan or a corporation, limited liability company, limited partnership or other entity owned directly and indirectly by one or more employees or trustees of the Company or a Subsidiary to whom an award is granted pursuant to the Plan.

o. “Performance Share” means an award made pursuant to Section 9 hereof of the right to receive Shares at the end of a specified performance period.

p. “Performance Unit” means an award made pursuant to Section 10 hereof of the right to receive cash at the end of a specified performance period.

q. “Restricted Shares” means an award of Shares that is subject to restrictions pursuant to Section 7 hereof.

r. “Retirement” means termination of the employment of a Participant with the Company, an Affiliate (including parent) or a Subsidiary other than (i) a termination effected at the direction of the Company or parent (whether or not the Company effects such termination for Cause), (ii) termination on account of Disability, or (iii) termination on account of death. With respect to a trustee who is not also an employee of the Company, Retirement shall occur at such time as the individual ceases to be a trustee.

s. “Rules” means Section 16 of the Exchange Act and the regulations promulgated thereunder.

t. “SAR” means a share appreciation right granted under the Plan and described in Section 6 hereof.

u. “Securities Broker” means a registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(k) hereof.

v. “Share” means a common share of beneficial interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Section 3(c) hereof.

w. “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

x. “Subsidiary” means, in respect of the Company or parent, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

y. “Trustee” means a member of the Board.

SECTION 2. Administration. The Plan shall be administered by the Board. The Board may at any time by a unanimous vote, with each member voting, appoint a Committee consisting of not less than two Trustees to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe, provided that each Committee member shall be a Non-Employee Trustee. Members of the Committee shall serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for awards or have been granted awards may vote on any matters affecting the administration of the Plan or any awards pursuant to the Plan.

If a Committee is appointed, all references to actions to be taken by the Board in the administration of the Plan shall be construed as references to the Committee.

From time to time the Board may increase the size of the Committee and appoint additional members thereto (provided such new members are Non-Employee Trustees), remove members (with or without Cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board shall have full authority to grant to eligible persons under Section 4: (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) Long-Term Performance Awards, (v) Performance Shares and/or (vi) Performance Units. In particular, the Board shall have the authority:

a. to select the persons to whom Options, SARs, Restricted Shares, Long-Term Performance Awards, Performance Shares and Performance Units may from time to time be granted hereunder;

b. to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Shares, Long-Term Performance Awards, Performance Shares and Performance Units, or any combination thereof, are to be granted hereunder;

c. to determine the number of Shares, if any, to be covered by each such award granted hereunder;

d. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, the Share price and any restriction or limitation, any vesting provisions, or any vesting acceleration or forfeiture waiver regarding any Option or other award and/or the Shares relating thereto, or the length of the period following termination of employment of any Participant during which any Option or SAR may be exercised (which, in the case of an Incentive Stock Option, shall be no longer than one year in the case of the termination of employment of a Participant by reason of death or Disability, or three months in the case of the termination of employment of a Participant for any reason other than death or Disability), based on such factors as the Board shall determine, in its sole discretion;

e. to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(k); and

f. to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an award under the Plan may be deferred either automatically or at the election of the Participant; and

g. to make such arrangements with a Subsidiary for awards to be made to a Participant by such Subsidiary and for the transfer of Shares to such Subsidiary for the purpose of delivery to such Participant, as the Board may deem necessary or appropriate to further the purposes of the Plan.

The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); to amend the terms of any agreement relating to any award issued under the Plan, provided that the Participant consents to such amendment; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award granted in the manner and to the extent it shall deem necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No member of the Board shall be liable for any good faith determination, act or failure to act in connection with the Plan or any award made under the Plan.

SECTION 3. Shares Subject to the Plan.

a. Shares Subject to the Plan. The Shares to be subject or related to awards under the Plan shall be authorized and unissued Shares of the Company or Shares previously issued and subsequently acquired by or on behalf of the Company. The maximum number of Shares available for awards under the Plan is 8,399,552 (provided that 164,717 of such Shares are available only if and to the extent that a participant’s right to issuance of Shares under the Prentiss Plan lapses, expires or is forfeited) . All of such Shares shall be available for Non-Qualified Stock Options, Incentive Stock Options, Restricted Shares, SARS, Long-Term Performance Awards and/or Performance Shares, except that 500,000 of such Shares shall be available solely for Non-Qualified Stock Options, Incentive Stock Options and SARS that meet the Specified Limitation described below in this Section 3(a) (such 500,000 Shares referred to in the preceding clause being hereinafter referred to as the “Restricted Pool”). The Company may reserve for the purposes of the Plan the maximum number of Shares available for award under the Plan. If and to the extent that an SAR, Long-Term Performance Award or Performance Unit is settled in cash or payable solely in cash, such award shall not reduce the number of Shares subject to the Plan. No individual shall be granted, over the term of the Plan, Options or SARs exercisable for more than an aggregate of 4,500,000 Shares. In order for a Non-Qualified Stock Option or Incentive Stock Option to meet the Specified Limitation, it must have an exercise price per Share purchasable under the Option of not less than 100% of the Fair Market Value of the Share on the date of the grant, and in order for an SAR to meet the Specified Limitation, it must entitle the recipient to receive, upon exercise thereof, the excess of the Fair Market Value of the Share covered by the SAR on the date of exercise over the Fair Market Value of a Share on the date of the grant.

b. Effect of the Expiration or Termination of Awards. If and to the extent that an award made under the Plan expires, terminates or is canceled or forfeited for any reason, the number of Shares associated with the expired, terminated, canceled or forfeited portion of the award shall again become available for award under the Plan.

c. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Share distribution or dividend, Share split or combination, or other change in entity structure affecting the Shares, such substitution or adjustment shall be made in the aggregate number, type and issuer of the securities reserved for issuance under the Plan, in the number and Option price of securities subject to outstanding Options granted under the Plan and in the number and price of securities subject to other awards made under the Plan, as may be determined to be appropriate by the Board in its sole discretion, provided that the number of securities subject to any award shall always be a whole number. The Board, in its sole discretion, shall make appropriate equitable anti-dilution adjustments to the number of then-outstanding SARs, and to the Fair Market Value upon which the value of such SARs is based.

SECTION 4. Eligibility. Trustees and other employees of the Company or its Subsidiaries, and a corporation, limited liability company, limited partnership or other entity owned directly and indirectly by one or more employees or trustees of the Company or a Subsidiary, are eligible to be granted awards under the Plan. Trustees and other employees who are not employees of the Company or of a Subsidiary that is a subsidiary as defined in Section 424(f) and (g) of the Code, are eligible to be granted awards under the Plan, but are not eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Option granted under the Plan shall be in such form as the Board may from time to time approve.

The Board shall have the authority to grant any Participant eligible under Section 4 Incentive Stock Options, Non-Qualified Stock Options, or both types of Options (in each case with or without SARs). To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem appropriate; provided, however, that the provisions of Option awards need not be the same with respect to each Participant:

a. Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option shall be determined by the Board; provided that the exercise price per Share of an Option awarded under the Restricted Pool shall meet the Specified Limitation; and the exercise price per Share purchasable under an Incentive Stock Option shall be 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary that is a subsidiary company as defined in Section 424(f) and (g) of the Code, shall have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

b. Option Term. The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary that is a subsidiary company as defined in Section 424(f) and (g) of the Code, may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

c. Exercisability. Options shall vest and be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

d. Method of Exercise. Subject to the exercise provisions under Section 5(c) and the termination provisions set forth in Sections 5(f) through (i), Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of Shares that are not unvested Restricted Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted.

No Shares shall be issued upon exercise of an Option until full payment therefor has been made. A Participant shall not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 13(a) hereof.

e. Non-transferability of Options. Unless otherwise determined by the Board, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

f. Termination by Reason of Death. Subject to Section 5(i), if a Participant’s service with the Company or any Subsidiary terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the

Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then one year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

g. Termination by Reason of Disability. Subject to Section 5(i), if a Participant’s service with the Company or any Subsidiary terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then six months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, any unexercised Option held by such Participant shall, at the sole discretion of the Board, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death (or such other period as may be specified by the Board) or until the expiration of the stated term of such Option, whichever period is shorter.

h. Other Termination. Subject to Section 5(i), if a Participant’s service with the Company or any Subsidiary terminates for any reason other than death or Disability, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Board may determine at or after the time of grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then thirty (30) days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

i. Change of Control. In the event of a Change of Control, the Board may, in its sole discretion, cause all outstanding Options to immediately become fully exercisable.

j. Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary shall not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options shall be taken into account in the order granted.

k. Cashless Exercise. The Company may, in the sole discretion of the Board, cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of Shares to cover the costs and expenses associated therewith.

SECTION 6. Share Appreciation Rights.

a. Grant. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Non-Qualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

b. Exercise.

(i) Tandem SARs. A Tandem SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option or portion thereof, except that, unless otherwise determined by the Board, in its sole discretion at the time of grant, a Tandem SAR granted with respect to less than the full number of Shares covered by a related Option shall be reduced only after such related Option is exercised or otherwise terminated with respect to the number of Shares not covered by the Tandem SAR.

A Tandem SAR may be exercised by a Participant by surrendering the applicable portion of the related Option, only at such time or times and to the extent that the Option to which such Tandem SAR relates shall be exercisable in accordance with the provisions of Section 5 and this Section 6. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem SARs have been exercised.

Upon the exercise of a Tandem SAR, a Participant shall be entitled to receive, upon surrender to the Company of all (or a portion) of an Option in exchange for cash and/or Shares, an amount equal to the excess of (A) the Fair Market Value, as of the date such Option (or such portion thereof) is surrendered, of the Shares covered by such Option (or such portion thereof) over (B) the aggregate exercise price of such Option (or such portion thereof).

Upon the exercise of a Tandem SAR, the Option or part thereof to which such Tandem SAR is related shall be deemed to have been exercised and (for the purpose of the limitation set forth in Section 3(a) of the Plan on the number of Shares available for awards under the Plan) the number of Shares available for awards under the Plan shall be reduced by the number of Shares, if any, issued upon such exercise; provided however, that if the Tandem SAR is from the Restricted Pool (as defined in Section 3(a) of the Plan), then the number of Shares available for awards under the Plan shall instead be reduced by the total number of Tandem SARs that are exercised and settled for Shares and not the number of Shares, if any, issued upon such exercise.

A Tandem SAR may be exercised only if and when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of such Option.

(ii) Stand-Alone SARs. A Stand-Alone SAR may be exercised by a Participant giving notice of intent to exercise to the Company, provided that all or a portion of such Stand-Alone SAR shall have become vested and exercisable as of the date of exercise.

Upon the exercise of a Stand-Alone SAR, a Participant shall be entitled to receive, in either cash and/or Shares, as determined by the Board, an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.

For the purpose of the limitation set forth in Section 3(a) of the Plan on the number of Shares available for awards under the Plan, upon the exercise of a Stand-Alone SAR, the number of Shares available for awards under the Plan shall be reduced by the number of Shares, if any, issued under, and upon the exercise of, the Stand-Alone SAR; provided however, that if the Stand-Alone SAR is from the Restricted Pool (as defined in Section 3(a) of the Plan), then the number of Shares available for awards under the Plan shall instead be reduced by the total number of Stand-Alone SARs that are exercised and settled for Shares and not the number of Shares, if any, issued upon such exercise.

c. Terms and Conditions. SARs shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, in its sole discretion; provided, however, that the provisions of SAR awards need not be the same with respect to each Participant. Such terms and conditions include the following:

(i) Non-Transferability. Unless otherwise determined by the Board, no SAR shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution and all SARs shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

(ii) Term of SAR. The term of each SAR shall be fixed by the Board, provided that the term of a Tandem SAR shall be determined by the terms of the applicable Option, and provided further that the term of a Stand-Alone SAR shall be ten (10) years, unless another term is specified by the Board.

(iii) Exercisability. SARs shall vest and be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant, provided that the term of a Tandem SAR shall be determined by the terms of the applicable Option. A Participant shall not have any rights as a shareholder with respect to any SAR.

(iv) Termination of Employment. Unless otherwise specified in the terms of an award, SARs shall be subject to the terms of Sections 5(f)-(h) with respect to exercise upon termination of employment.

(v) Change of Control. In the event of a Change of Control, the Board may, in its sole discretion, cause all outstanding SARs to immediately become fully exercisable.

SECTION 7. Restricted Shares.

a. Administration. Restricted Shares may be issued either alone or in addition to other awards granted under the Plan. The Board shall determine the persons to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

The Board may condition the vesting of Restricted Shares upon the attainment of specified performance goals or such other factors as the Board may determine, in its sole discretion, at the time of the award. The Board may award Restricted Shares that vest without regard to the attainment of specified performance goals.

The provisions of Restricted Share awards need not be the same with respect to each Participant.

b. Awards and Certificates. The prospective recipient of a Restricted Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. The purchase price for Restricted Shares may be zero.

Each Participant receiving a Restricted Share award shall be issued a share certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan, as amended, and an Agreement entered into between the registered owner and Brandywine Realty Trust. Copies of such Plan and Agreement are on file in the principal offices of Brandywine Realty Trust and will be made available to any Shareholder without charge upon request to the Secretary of the Company.”

The Board may require that the share certificates evidencing Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share award, the Participant shall have delivered to the Company a share power, endorsed in blank, relating to the Shares covered by such award.

c. Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) During a period set by the Board commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Board may determine, in its sole discretion. The Board may, in its sole discretion, issue Restricted Shares under the Plan for which all restrictions are waived, including, but not limited to, Restricted Shares issued to Trustees as part or all of their Trustees’ fees for any period.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Shares, the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant’s service with the Company for reasons other than death or Disability during the Restriction Period, all Restricted Shares still subject to restriction shall be forfeited by the Participant. Subject to the provisions of the Plan, the Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Board shall deem appropriate in its sole discretion. Unless otherwise provided in an award agreement, upon the death or Disability of a Participant during the Restriction Period, restrictions will lapse with respect to a percentage of the Restricted Shares award granted to the Participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such Disability commenced (as determined by the Board in its sole discretion), and a share certificate or share certificates representing such Shares, without bearing the restrictive legend described in Section 7(b), shall be delivered by the Company to the Participant or the Participant’s estate, as the case may be, in exchange for the share certificate or share certificates that contain such restrictive legend.

(iv) In the event of hardship or other special circumstances of a Participant whose service with the Company is involuntarily terminated (other than for Cause), the Board may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, based on such factors as the Board may deem appropriate.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, the certificates for such Shares, without bearing the restrictive legend described in Section 7(b), shall be promptly delivered by the Company to the Participant, in exchange for the share certificate or share certificates that contain such restrictive legend.

(vi) In the event of a Change of Control, the Board, in its sole discretion, may cause all Restricted Shares remaining subject to forfeiture to immediately cease to be subject to forfeiture and a share certificate or shares certificates representing such Shares, without bearing the restrictive legend described in Section 7(b), shall be issued by the Company and delivered to the Participant, in exchange for the share certificate or share certificates that contain such restrictive legend.

SECTION 8. Long-Term Performance Awards.

a. Awards and Administration. Long-Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. Prior to award of a Long-Term Performance Award, the Board shall determine the nature, length and starting date of the performance period (the “performance period”) for each Long-Term Performance Award. Performance periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different performance periods and/or different performance factors and criteria. Prior to award of a Long-Term Performance Award, the Board shall determine the performance objectives to be used in awarding Long-Term Performance Awards and determine the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Board may deem appropriate, including, but not limited to, earnings per Share or return on equity.

At the beginning of each performance period, the Board shall determine for each Long-Term Performance Award subject to such performance period the range of dollar values and/or number of Shares to be awarded to the Participant at the end of the performance period if and to the extent that the relevant measure(s) of performance for such Long-Term Performance Award is (are) met. Such dollar values or number of Shares may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Board, in its sole discretion.

b. Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Board may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected, to the extent deemed appropriate by the Board, in its sole discretion, to avoid unintended windfalls or hardship.

c. Termination of Service. Unless otherwise provided in the applicable award agreements, if a Participant terminates service with the Company during a performance period because of death, Disability or Retirement, such Participant (or his estate) shall be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable performance period:

(i) based, to the extent relevant under the terms of the award, upon the Participant’s performance for the portion of such performance period ending on the date of termination and the performance of the applicable business unit(s) for the entire performance period, and

(ii) pro-rated, where deemed appropriate by the Board, for the portion of the performance period during which the Participant was employed by or served on the Board of the Company, all as determined by the Board, in its sole discretion.

However, the Board may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Board deems appropriate, in its sole discretion.

Except as otherwise determined by the Board, if a Participant terminates service with the Company during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long-Term Performance Awards subject to such performance period, unless the Board shall otherwise determine, in its sole discretion.

In the event of a Change of Control, the Board may, in its sole discretion, cause all conditions applicable to a Long-Term Performance Award to immediately terminate and a share certificate or share certificates representing Shares subject to such award, or cash, as the case may be, to be issued and/or delivered to the Participant.

d. Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis, together with such interest or earnings equivalent as may be determined by the Board, in its sole discretion. Payment shall be made in the form of cash or whole Shares, including Restricted Shares, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period, all as the Board shall determine at or after grant. A Participant whose Long-Term Performance Award is payable in Shares or Restricted Shares shall not have any rights as a shareholder until such share certificate or share certificates have been issued to such Participant, and, if requested, the Participant has given the representation described in Section 13(a) hereof.

SECTION 9. Performance Shares.

a. Awards and Administration. The Board shall determine the persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any such person, the duration of the period (the “performance period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the award in addition to those set forth below.

The Board may condition the receipt of Shares pursuant to a Performance Share award upon the attainment of specified performance goals or such other factors or criteria as the Board shall determine, in its sole discretion.

The provisions of Performance Share awards need not be the same with respect to each Participant, and such awards to individual Participants need not be the same in subsequent years.

b. Terms and Conditions. Performance Shares awarded pursuant to this Section 9 shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

(i) Conditions. The Board, in its sole discretion, shall specify the performance period during which, and the conditions under which, the receipt of Shares covered by the Performance Share award will be deferred.

(ii) Share Certificate. At the expiration of the performance period, if the Board, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied, a share certificate or share certificates evidencing the number of Shares covered by the Performance Share award shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Shares, or to have the rights of a holder of Shares, with respect to the Performance Shares unless and until a share certificate or share certificates evidencing such Shares are issued to such Participant. If, with respect to an award of Performance Shares, the Board determines after the expiration of the performance period that a Participant is not entitled to the entire number of Performance Shares represented by the award, then the Shares representing the portion of the award that is not paid to the Participant shall again become available for award under the Plan, subject to Section 3(b).

(iii) Death, Disability or Retirement. Subject to the provisions of the Plan, and unless otherwise provided in the Performance Share Agreement, if a Participant terminates service with the Company during a performance period because of death, Disability or Retirement, such Participant (or his estate) shall be entitled to receive, at the expiration of the performance period, a percentage of Performance Shares that is equal to the percentage of the performance period that had elapsed as of the date of termination, provided that the Board, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied. In such event, a share certificate or share certificates evidencing such Shares shall be issued and delivered to the Participant or the Participant’s estate, as the case may be.

(iv) Termination of Service. Unless otherwise determined by the Board at the time of grant, the Performance Shares will be forfeited upon a termination of service during the performance period for any reason other than death, Disability or Retirement.

(v) Change of Control. In the event of a Change of Control, the Board may, in its sole discretion, cause all conditions applicable to the Performance Shares to immediately terminate and a share certificate or share certificates evidencing Shares subject to the Share award to be issued and delivered to the Participant.

SECTION 10. Performance Units.

a. Awards and Administration. The Board shall determine the persons to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any such person, the duration of the period (the “performance period”) during which, and the conditions under which, a Participant’s right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Performance Units, and the other terms and conditions of the award in addition to those set forth below.

A Performance Unit shall have a fixed dollar value.

The Board may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Board shall determine, in its sole discretion.

The provisions of Performance Unit awards need not be the same with respect to each Participant, and such awards to individual Participants need not be the same in subsequent years.

b. Terms and Conditions. Performance Units awarded pursuant to this Section 10 shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

(i) Conditions. The Board, in its sole discretion, shall specify the performance period during which, and the conditions under which, the Participant’s right to Performance Units will be vested.

(ii) Vesting. At the expiration of the performance period, the Board, in its sole discretion, shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

(iii) Death, Disability or Retirement. Subject to the provisions of this Plan, and unless otherwise provided in the award agreement, if a Participant terminates service with the Company during a performance period because of death, Disability or Retirement, such Participant (or the Participant’s estate) shall be entitled to receive, at the expiration of the performance period, a percentage of Performance Units that is equal to the percentage of the performance period that had elapsed as of the date of termination, provided that the Board, in its sole discretion, determines that the conditions specified in the Performance Unit agreement have been satisfied, and payment thereof shall be made to the Participant or the Participant’s estate, as the case may be.

(iv) Termination of Service. Unless otherwise determined by the Board at the time of grant, the Performance Units will be forfeited upon a termination of service during the performance period for any reason other than death, Disability or Retirement.

(v) Change of Control. In the event of a Change of Control, the Board may, in its sole discretion, cause all conditions applicable to Performance Units to immediately terminate and cash representing the full amount of such award to be paid to the Participant.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to an Option, SAR, Restricted Share, Long-Term Performance Award, Performance Share or Performance Unit which has been granted under the Plan, without the Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy) (“Shareholder Approval”), would:

a. except as expressly provided in the Plan, increase the total number of Shares reserved for the purposes of the Plan;

b. change the persons or class of persons eligible to participate in the Plan; or

c. extend the maximum Option term under Section 5(b) of the Plan.

Repricing of Options or SARs shall not be permitted without Shareholder Approval. For this purpose, a “repricing” means: (A) except as permitted by Section 3(c), changing the terms of an outstanding Option or SAR to lower its exercise price; and (B) repurchasing for cash or canceling an Option or SAR on a date when its exercise price is greater than the Fair Market Value of the underlying shares in exchange for another award, unless the cancellation and exchange occurs in connection with an event described in Section 3(c). Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.

SECTION 12. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to awards hereunder.

SECTION 13. General Provisions.

a. The Board may require each person acquiring Shares or a Share-based award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares or Share-based award for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate to ensure compliance with applicable Federal and state securities laws. The certificate evidencing such award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required by law or any stock exchange upon which the Shares are then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

c. The adoption of the Plan shall not confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or such Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate the employment of any of its employees at any time.

d. No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

e. At the time of grant of an award under the Plan, the Board may provide that the Shares received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any Shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Shares, subject to such other terms and conditions as the Board may specify at the time of grant.

f. The Board shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

g. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland.

SECTION 14. Effective Date of Plan. This Plan shall become effective on the date that it is adopted by the Board; provided, however, that it shall not be an Incentive Stock Option Plan if it is not approved, within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of Company’s outstanding voting shares is present, either in person or by proxy. The Board may make awards hereunder prior to approval of the Plan; provided, however, that any and all Incentive Stock Options so awarded automatically shall be converted into Non-Qualified Stock Options if the Plan is not approved by shareholders within 365 days of its adoption.

SECTION 15. Term of Plan. No Option, SAR, Restricted Share, Long-Term Performance Award, Performance Share or Performance Unit shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the latest date of shareholder approval of either the Plan or an amendment to the Plan, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.

APPENDIX C

BRANDYWINE REALTY TRUST 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

1.	Purpose.

The Brandywine Realty Trust 2007 Non-Qualified Employee Share Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of common shares of beneficial interest of Brandywine Realty Trust (the “Company”) by employees of the Company and any Participating Companies, thereby attracting high quality employees and providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies.

2.	Definitions.

a. “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

b. “Approved Leave of Absence” means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Committee may determine from time to time.

c. “Board” means the Board of Trustees of the Company.

d. “Business Day” means a day on which the national stock exchanges are open for trading.

e. “Code” means the Internal Revenue Code of 1986, as amended.

f. “Committee” means the Compensation Committee of the Board.

g. “Company” means Brandywine Realty Trust.

h. “Compensation” means the regular base salary, overtime payments, bonuses, and commissions paid to a Participant by one or more Participating Company during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by any Participating Company. Any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by a Participating Company under any employee benefit or welfare plan now or hereafter established, and any profit-sharing distributions and other incentive-type payments, shall not be included in Compensation.

i. “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

j. “Eligible Employee” means an Employee who meets the requirements for eligibility under Section 3 of the Plan.

k. “Employee” means any person, including an officer, who is classified by a Participating Company as its employee, is on an employee payroll of a Participating Company, and whose wages and other salary is required to be reported by a Participating Company on Internal Revenue Service Form W-2 for federal income tax purposes. A person who is not classified by a Participating Company as its employee, even if such person is retroactively re-characterized as an employee by a third party or a Participating Company, shall not be an Employee.

l. “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee, which shall not be later than the first day of such Offering Period.

m. “Fair Market Value” means the closing price per Share as reported on the principal securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee acting in its discretion, which determination shall be conclusive.

n. “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.

o. “Offering Commencement Date” means the first Business Day on or after each March 1, June 1, September 1 or December 1 of each year.

p. “Offering Period” means the period extending from and including an Offering Commencement Date through and including the following Offering Termination Date.

q. “Offering Termination Date” means the last Business Day in the period ending each May 31, August 31, November 30 and February 28 (or February 29, if applicable), immediately following an Offering Commencement Date.

r. “Option Price” means, with respect to any particular Offering Period, an amount equal to 85% of the average of the Fair Market Values for each Business Day during that Offering Period.

s. “Participant” means an Employee who meets the requirements for eligibility under Section 3 of the Plan and who has timely delivered an Election Form to the Committee.

t. “Participating Company” means each of the Company and Subsidiaries of the Company.

u. “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Section 5 of the Plan.

v. “Plan” means the Brandywine Realty Trust 2007 Non-Qualified Employee Share Purchase Plan, as set forth in this document, and as may be amended from time to time.

w. “Plan Termination Date” means the earlier of: (1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Section 4 of the Plan have been issued pursuant to the Plan; or (2) the date as of which the Board chooses to terminate the Plan as provided in Section 15 of the Plan.

x. “Plan Year” means each 12 consecutive month period that begins on June 1 or any anniversary thereof and ends on the next following May 31.

y. “Shares” means common shares of beneficial interest of the Company, $.01 par value per share, subject to adjustment or substitution as provided in Section 10(a).

z. “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any other entity, whether now or hereafter existing, 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

aa. “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

bb. “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Section 8 of the Plan.

3.	Eligibility and Participation.

a. Eligibility. Each individual who is an Employee scheduled to work twenty (20) or more hours per week on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.

b. Leave of Absence. An Employee on an Approved Leave of Absence shall be eligible to participate in the Plan, subject to the provisions of Sections 5(d) and 8(d) of the Plan.

c. Commencement of Participation. An Employee who meets the eligibility requirements of Sections 3(a) and 3(b) of the Plan shall become a Participant by completing an Election Form and filing it with the Company on or before the applicable Enrollment Date. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated pursuant to Section 8 of the Plan.

4.	Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after the Effective Date referred to in Section 16 and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.	Payroll Deductions.

a. Amount of Payroll Deductions. An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date, and shall designate on such Election Form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Shares. Such portion elected to be withheld shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 20%, and in any event, may not exceed $50,000 in any Plan Year.

b. Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall continue until terminated by the Participant as provided in Section 8. All Payroll Deductions will be credited to the Participant’s Account under the Plan. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and Participating Companies and used for general corporate purposes.

c. Changes in Payroll Deductions. A Participant may discontinue his or her participation in the Plan at any time as provided in Section 8(a) of the Plan. If a Participant wishes to change his or her Payroll Deductions, he or she may do so by filing a new Election Form with the Company at any time. The rate of Payroll Deductions shall be effective as soon as reasonably practicable after such form has been received by the Company. The new Payroll Deduction rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 20%, and Payroll Deductions may not, in any event, exceed $50,000 in any Plan Year.

d. Leave of Absence. A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:

(1) withdraw the balance credited to his or her Account pursuant to Section 8(b) of the Plan;

(2) discontinue contributions to the Plan but remain a Participant in the Plan through the Offering Termination Date immediately following the commencement of such Approved Leave of Absence; or

(3) remain a Participant in the Plan during such Approved Leave of Absence through the Offering Termination Date immediately following the commencement of such Approved Leave of Absence, and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

6.	Granting of Options.

On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Option Price.

7.	Exercise of Options.

a. Automatic Exercise. With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

b. Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

c. Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.

d. Delivery of Shares. Subject to applicable securities laws, the Company shall credit Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date to a custodial account designated by the Committee and established for the benefit of the Participant. The Company shall cause a certificate to be delivered as soon as administratively practicable, subject to applicable securities laws, following a Participant’s request for Shares acquired on the exercise of options during an Offering Period.

8.	Withdrawals.

a. Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.

b. Amount of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee. All amounts credited to such Participant’s Account shall be paid without interest as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant.

c. Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, including termination due to disability or continuation of a leave of absence, all amounts credited to such Participant’s Account shall be returned without interest to the Participant. In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the

Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned without interest to the Participant’s Successor-in-Interest.

d. Leave of Absence. A Participant who is on an Approved Leave of Absence shall, subject to the Participant’s election pursuant to Section 5(d) of the Plan, continue to be a Participant in the Plan until the the end of the first Offering ending after commencement of such Approved Leave of Absence. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

9.	Interest.

No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.

10.	Shares.

a. Maximum Number of Shares. No more than 1,250,000 Shares may be issued under the Plan. Such Shares shall be authorized but unissued or reacquired Shares of the Company, including Shares purchased on the open market. The number of Shares available for any Offering and all Offerings will be automatically equitably and proportionately adjusted for share dividends, share splits, share combinations, reorganizations and other similar events. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

b. Participant’s Interest in Shares. A Participant shall have no interest in Shares subject to an option until such option has been exercised.

c. Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

d. Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11.	Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.

12.	Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the grant, exercise of the option or disposition of Shares. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.

13.	Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Employee any right to continue in the employ of the Participating Companies.

14.	Administration.

The Plan shall be administered by the Committee. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determination of the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.

15.	Amendment and Termination.

The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further, that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16.	Effective Date.

The Plan shall be effective on May 9, 2007, subject to the approval by the Company’s shareholders at the Annual Meeting of Shareholders to be held May 9, 2007.

17.	Government and Other Regulations.

The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and the Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18.	Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his interest under the Plan prior to the exercise, crediting and registration of such interest in Shares. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19.	Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Brandywine Realty Trust

555 East Lancaster Avenue

Radnor, PA 19087

Attn: Secretary

or any other address provided pursuant to written notice.

If to the Participant: At the address on file with the Company from time to time.

20.	Successors.

The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

21.	Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.	Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23.	Applicable Law.

This Plan shall be construed in accordance with the law of the State of Maryland, to the extent not preempted by applicable Federal law.

ANNUAL MEETING PROXY CARD

A Election Of Trustees

1. The Board of Trustees recommends a vote FOR the listed nominees.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01 – Walter D’Alessio	05 – Wyche Fowler	09 – Charles P. Pizzi
02 – D. Pike Aloian	06 – Michael J. Joyce	10 – Gerard H. Sweeney	☐	☐	☐
03 – Thomas F. August	07 – Anthony A. Nichols, Sr.
04 – Donald E. Axinn	08 – Michael V. Prentiss

B. Issues

The Board of Trustees recommends a vote FOR the following proposals.

	For	Against	Abstain

2. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers, LLP as independent registered public accounting firm.	☐	☐	☐

	For	Against	Abstain

3. Amendment and Restatement of 1997 Long-Term Incentive Plan	☐	☐	☐

	For	Against	Abstain

4. Employee Share Purchase Plan	☐	☐	☐

5. In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Note: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

Signature 1-Please keep signature within the box	Signature 2-Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Brandywine Realty Trust

Annual Meeting of Shareholders

May 9, 2007 at 10:00 a.m. EDT

The Four Seasons Hotel

One Logan Square, Philadelphia, Pennsylvania

Proxy Solicited on Behalf of the Board of Trustees

The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”) hereby appoints Walter D’Alessio and Gerard H. Sweeney, and each of them acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. EDT on May 9, 2007, and at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” all proposals. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Brandywine Realty Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Brandywine Realty Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.